Exhibit 99.2

Independent Auditor’s Report

To Management of Kayne Anderson Capital Advisors, L.P.

We have audited the accompanying consolidated financial statements of Kayne Anderson Capital Advisors, L.P. and its subsidiaries, which comprise the consolidated statement of financial condition as of December 31, 2014 and December 31, 2013, and the related consolidated statements of operations, of changes in partners’ capital and redeemable non-controlling interests, and of cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Partnership’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kayne Anderson Capital Advisors, L.P. and its subsidiaries at December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

July 23, 2015

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

	As of December 31,
	2014	2013
	(In thousands)
Assets
Cash	$25,266	$13,128
Investments in securities, at fair value	793	661
Investments in limited partnerships and limited liability companies	122,198	85,316
Management and performance allocation receivable	252,319	395,449
Due from related parties	12,691	10,913
Other assets	28,876	21,047
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization	38,497	38,220
Assets of Consolidated Funds:
Investments, at fair value	2,721,088	2,655,182
Cash and cash equivalents	24,653	12,201
Due from brokers	12,772	8,366
Derivative assets, at fair value	590	116
Due from related parties	1,239	1,277
Dividends and interest receivable	281	20,763
Other assets	748	684
Total assets	$3,242,011	$3,263,323
Liabilities, redeemable non-controlling interests and partners’ capital
Liabilities
Accounts payable, accrued expenses and other liabilities	$55,276	$41,799
Due to related parties	440	2,347
Revolving line of credit	89,083	59,135
Compensation payable	129,669	298,800
Performance allocation payable	12,872	—
Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	604	1,187
Due to brokers	2,108	1,108
Due to related parties	550	2,283
Securities sold short, at fair value	12,741	8,365
Derivative liabilities, at fair value	19	—
Loan payable	663	938
Total liabilities	304,025	415,962
Redeemable non-controlling interests in Consolidated Funds	33,076	619
Partners’ capital
Partners’ capital	213,147	267,606
Non-controlling interests in subsidiaries	21,581	38,444
Non-controlling interests in Consolidated Funds	2,670,182	2,540,692
Total partners’ capital	2,904,910	2,846,742
Total liabilities, redeemable non-controlling interests and partners’ capital	$3,242,011	$3,263,323

The accompanying notes are an integral part of these consolidated financial statements.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended December 31,
	2014	2013
	(In thousands)
Revenues
Management fees	$295,583	$237,972
Performance allocations	14,203	247,083
Total revenues	309,786	485,055
Expenses
Compensation and benefits	179,101	319,734
Equity-based compensation expense(1)	429,152	—
General, administration, and other expenses	32,208	26,811
Expenses of Consolidated Funds	1,922	2,716
Total expenses	642,383	349,261
Other income (expense)
Interest expense	(1,985)	(2,010)
Other income (expense)	6,881	(511)
Investment income	3,247	30,697
Interest and other income of Consolidated Funds	77,082	127,626
Net realized gain on investments of Consolidated Funds	50,674	363,857
Net change in unrealized appreciation on investments of Consolidated Funds	111,502	1,254,406
Total other income (expense)	247,401	1,774,065
Net income (loss)	$(85,196)	$1,909,859
Allocation of net income (loss)
Redeemable non-controlling interests in Consolidated Funds	1,125	19
Net income (loss) attributable to KACALP	(339,350)	234,546
Non-controlling interests in subsidiaries	49,482	7,369
Non-controlling interests in Consolidated Funds	203,547	1,667,925
	$(85,196)	$1,909,859

(1)         See accompanying Note 11.

The accompanying notes are an integral part of these consolidated financial statements.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Consolidated Statements of Changes in Partners’ Capital and Redeemable Non-Controlling Interests

	Year Ended December 31,
	Partners’ Capital	Non-controlling interests in consolidated subsidiaries	Non-controlling interests of Consolidated Funds	Total Partners’ Capital	Non-controlling redeemable interests of Consolidated Funds
	(In thousands)
December 31, 2012	$122,661	$36,546	$1,312,867	$1,472,074	$33,902
Deconsolidated funds	—	—	—	—	(33,902)
Capital contributions	13,840	—	95,182	109,022	600
Capital distributions	(103,441)	(5,471)	(536,887)	(645,799)	—
Sale of interests to limited partners	—	—	1,605	1,605	—
Allocation of consolidated net income / (loss)	234,546	7,369	1,667,925	1,909,840	19
December 31, 2013	$267,606	$38,444	$2,540,692	$2,846,742	$619
Deconsolidated funds	—	—	(92,765)	(92,765)	—
Capital contributions	277	—	58,040	58,317	31,436
Equity-based compensation charges(1)	522,239	(9,199)	—	513,040	—
Capital distributions	(133,679)	(57,146)	(120,966)	(311,791)	(110)
Distribution-in-kind(2)	—	—	(48,122)	(48,122)	—
Transfers(3)	(103,946)	—	129,756	25,810	6
Allocation of consolidated net income / (loss)	(339,350)	49,482	203,547	(86,321)	1,125
December 31, 2014	$213,147	$21,581	$2,670,182	$2,904,910	$33,076

(1)         As a result of the equity awards described in Note 11, equity-based compensation charges include an allocation of $474.3 million from non-controlling interest in subsidiaries to partners’ capital in KACALP resulting from the application of liquidation preferences in KA Fund Advisors, LLC.

(2)         Included in distribution-in-kind out of the non-controlling interests in Consolidated Funds were $48.1 million of KAFU Holdings, LP interests.

(3)         Included in transfer into the non-controlling interests of Consolidated Funds were $25.9 million of KAFU Holdings, LP interests that were granted to employees based on their pro-rata share of the KACALP Class D units.

The accompanying notes are an integral part of these consolidated financial statements.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

	Year Ended December 31,
	2014	2013
	(In thousands)
Cash flows from operating activities
Net income (loss)	$(85,196)	$1,909,859
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,263	3,692
Loss of disposal on property, equipment, and leasehold improvements	374	2,854
Net (gain) loss on investments	(2,915)	(26,556)
Net change in unrealized on investments	—	(62)
Proceeds from sale of investments	—	1,230
Net change in unrealized performance allocations	40,689	(63,737)
Equity-based compensation expense	513,040	—
Non-cash compensation expense	25,987	—
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities of the Consolidated Funds:
Purchases of investment securities	(102,688)	(117,527)
Proceeds from sale of investment securities	88,094	294,614
Gain on distribution of investment in-kind, at fair value	(47,869)	(162,910)
Realized (gain) loss on investments	(3,131)	(200,178)
Unrealized (gain) loss on investments	(114,611)	(1,255,037)
Distributions from investment in private operating company	—	267
Changes in operating assets and liabilities:
Management and performance allocation receivable	102,139	(137,433)
Due from related parties	(1,610)	167
Other assets	(6,408)	(11,651)
Accounts payable, accrued expenses and other liabilities	13,477	27,781
Due to related parties	(1,907)	2,291
Compensation payable	(169,130)	114,903
Performance allocation payable	12,872	—
Changes in operating assets and liabilities of the Consolidated Funds:
Change in consolidated cash and cash equivalents	(15,510)	(4,649)
Due from brokers	(4,407)	(8,366)
Due from related parties	(184)	(1,124)
Dividends and interest receivable	20,247	(4,971)
Other assets	(63)	878
Accounts payable, accrued expenses and other liabilities	105	902
Due to brokers	1,000	1,108
Due to related parties	(509)	(4,058)
Net cash provided by (used in) operating activities	266,149	362,287
Cash flows from investing activities
Purchase of property, equipment and leasehold improvements	(4,913)	(32,911)
Sale of property and equipment	—	6,734
Contributions to limited partnerships and limited liability companies	(56,654)	(33,447)
Distributions from limited partnerships and limited liability companies	32,080	83,983
Net cash provided by (used in) investing activities	(29,487)	24,359

The accompanying notes are an integral part of these consolidated financial statements.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Consolidated Statement of Cash Flows (Continued)

	Year Ended December 31,
	2014	2013
	(In thousands)
Cash flows from financing activities
Repayments of revolving line of credit	(91,053)	(135,995)
Proceeds from drawdowns of revolving line of credit	119,559	116,715
Contributions from KACALP partners	277	13,840
Distributions paid to KACALP partners	(133,679)	(103,441)
Distributions paid to non-controlling interests in consolidated subsidiaries	(57,146)	(5,471)
Distributions paid to non-controlling and redeemable non-controlling interests of Consolidated Funds	(116,485)	(368,085)
Contributions from non-controlling and redeemable non-controlling interests of Consolidated Funds	54,278	94,854
Borrowings under loan obligations by Consolidated Funds	23,053	2,280
Repayments under loan obligations by Consolidated Funds	(23,328)	(21,736)
Net cash provided by (used in) financing activities	(224,524)	(407,039)
Net change in cash and cash equivalents	12,138	(20,393)
Cash and cash equivalents, beginning of year	13,128	33,521
Cash and cash equivalents, end of year	$25,266	$13,128
Supplemental disclosure of non-cash operating activities (Note 11)
Reversal of other post-employment benefits	$83,889	$—
Non-cash reductions to investment in limited partnership	—	106
Supplemental disclosure of non-cash investing activities
Non-cash contributions to limited partnerships and limited liability companies	$—	$95
Non-cash distributions to limited partnerships and limited liability companies	22	—
Supplemental disclosure of non-cash financing activities
In-kind capital distributions, at fair value of Consolidated Funds	$48,122	$166,268
In-kind capital contributions, at fair value of Consolidated Funds	30,436	—
Deemed capital contributions and distributions of Consolidated Funds	5,290	1,313
Non-cash drawdown of revolving line of credit to cover loan origination fees	1,442	—
Supplemental disclosure of cash flow information
Cash paid during the year for interest—KACALP (the Partnership)	$2,553	$2,687
Cash paid during the year for interest—Consolidated Funds	193	191
Supplemental disclosure of non-cash activity due to deconsolidation (Note 2)
Assets eliminated due to deconsolidation	$94,677	$44,584
Liabilities eliminated due to deconsolidation	1,912	10,682
Non-controlling interests in Consolidated Funds eliminated due to deconsolidation	92,765	33,902

The accompanying notes are an integral part of these consolidated financial statements.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

1. ORGANIZATION

Kayne Anderson Capital Advisors, L.P. (“KACALP”), a limited partnership, together with its consolidated subsidiaries in which it holds a controlling financial interest (collectively, the “Partnership”) is a registered investment advisor with the Securities and Exchange Commission (“SEC”) pursuant to the Investment Advisers Act of 1940 and provides investment advisory and asset management services. These services are provided to publicly traded funds, limited partnerships and limited liability companies for which the Partnership is the general partner or managing member and to certain managed accounts. The investment advisory and asset management services include the management of a broad range of investment opportunities from energy marketable securities, energy closed-end funds, energy private equity, growth private equity, real estate private equity, middle market credit, municipal opportunities and separately managed accounts (collectively the “KACALP Funds” or the “Funds”).

KACALP’s partnership agreement continues until December 31, 2025, unless sooner terminated as provided for in the seventh amended and restated limited partnership agreement, as amended from time to time. KACALP is managed by Kayne Anderson Investment Management, Inc., its general partner. The liability of each limited partner is limited to the amount of capital contributions made by such limited partner.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as contained within the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

In February 2015, the FASB released ASU 2015-02, Amendments to the Consolidation Analysis (the “Guidance” or “ASU 2015-02”). ASU 2015-02 amends the consolidation guidance of ASC 810; specifically, among other changes, ASU 2015-02 eliminates the deferral for certain investment companies from applying the amendments to ASC 810 required under ASU 2009-17 (FAS 167), and amends the factors that would cause a limited partnership to be considered a variable interest entity (“VIE”) or voting interest entity (“VOE”) and the criteria for assessing whether fees paid to a decision maker are considered a variable interest. The new standard is effective for public entities beginning January 1, 2016 and for non-public entities beginning January 1, 2017. Early adoption is permitted. The Partnership has elected to early adopt the standard and has applied the amendments retrospectively.

The Partnership’s consolidated financial statements include VIEs for which the Partnership is considered the primary beneficiary, and certain entities that are not considered VIEs in which the Partnership has a controlling financial interest. These entities include Kayne Partners Fund, L.P., Kayne

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Partners Fund II, L.P. (deconsolidated in 2014), Kayne Partners Fund III (Q.P.), L.P. (formed in 2014), Kayne Anderson Private Investors, L.P., Kayne Anderson Private Investors II, L.P., Kayne Event Driven Fund, L.P. (formed in 2013), KAFU Holdings, LP, Arbco-KAFU, LLC (liquidated in 2013), Freshpet Investors, LLC, Kayne Anderson Real Estate Partners I, L.P., Kayne Credit Opportunities Fund (QP), L.P. (formed in 2013 and deconsolidated in 2014), and Kayne Anderson Energy Fund IV, L.P. (collectively, the “Consolidated Funds”). Principally all intercompany balances and transactions related to the Consolidated Funds have been eliminated in consolidation.

The determination of whether or not to consolidate entities under U.S. GAAP requires significant judgment. These analyses are based on the assumptions of management, as well as judgments regarding significance and the design of the entities. To make these judgments, management performs and reviews an entity-by-entity analysis with consideration of 1) whether the Partnership has a variable interest in the entity and 2) whether the entity is a VIE.

For legal entities evaluated for consolidation, the Partnership must determine whether the interests that it holds and fees received from the Funds qualify as a variable interest. Fees received by the Partnership are not considered variable interests if (i) the fees are compensation for services provided and are commensurate with the level of effort required to provide those services, (ii) the service arrangement includes only terms, conditions, or amounts that are customarily present in arrangements for similar services negotiated at arm’s length and (iii) the Partnership’s other economic interests in the VIE, held directly and indirectly through its related parties, as well as economic interests held by entities under common control, would not absorb more than an insignificant amount of the entity’s losses or receive more than an insignificant amount of the entity’s residual returns.

For those entities in which the Partnership has a variable interest, the Partnership performs an analysis to first determine whether the entity is a VIE that must be consolidated by its primary beneficiary. Performance of such analysis requires the exercise of judgment.

The primary beneficiary of a VIE is generally defined as the party who has a controlling financial interest in the VIE. The Partnership is deemed to have a controlling financial interest in a VIE if it has (i) the power to direct the activities of the VIE that most significantly affect the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive returns from the VIE that could potentially be significant to the VIE. For purposes of evaluating (ii) above, fees paid to the Partnership are excluded if the fees are commensurate with the level of effort required to be performed and the arrangement includes only customary terms, conditions or amounts present in arrangements for similar services negotiated at arm’s length. The Partnership also evaluates its economic interests in the VIE held directly by it and indirectly through its related parties, as well as economic interests held by related parties under common control, where applicable. The primary beneficiary evaluation is generally performed qualitatively on the basis of all facts and circumstances. However, quantitative information may also be considered in the analysis, as appropriate. For certain Funds evaluated for consolidation, the Partnership determined that no individual party was considered to be the primary beneficiary; however, the Partnership and entities considered to be under common control with the Partnership demonstrated the characteristics of the primary beneficiary. For these instances, the Partnership must determine the party within this common control that is most closely associated to the respective legal entity being evaluated. In order to do so, the Partnership considered both qualitative and quantitative factors placing emphasis on the exposure to losses and decision

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

making ability. Changes in the economic interests (either by the Partnership, related parties of the Partnership, or third parties) or amendments to the governing documents of the VIE could affect an entity’s status as a VIE or the determination of the primary beneficiary. The primary beneficiary evaluation is updated continuously. Refer to Note 6 for further discussion regarding VIEs.

For VOEs, the Partnership consolidates the entity if it has a controlling financial interest. The Partnership has a controlling financial interest in a VOE if (i) for legal entities other than limited partnerships, the Partnership owns a majority voting interest in the VOE or, for limited partnerships and similar entities, the Partnership owns a majority of the entity’s kick-out rights through voting limited partnership interests and (ii) non-controlling shareholders or partners do not hold substantive participating rights and no other conditions exist that would indicate that the Partnership does not control the entity. The Partnership does not consolidate any VOEs in which it serves as the general partner and/or the investment manager.

One hedge fund consolidated in 2012 and managed by the Partnership, Kayne Energy Credit Opportunities, L.P., was deconsolidated in 2013 and two private equity funds consolidated in 2013 and managed by the Partnership, Kayne Partners Fund II, L.P. and Kayne Credit Opportunities Fund (QP), L.P., were deconsolidated during 2014 (collectively the “Deconsolidated Funds”) due to changes in facts and circumstances. The Deconsolidated Funds are considered VIEs as the holders of the equity investments at risk, as a group, lack the power to direct activities of the respective entities. Prior to the 2014 and 2013 events, the Partnership was considered to be the primary beneficiary of the Deconsolidated Funds as the Partnership had the power to direct the most significant activities, had the obligation to absorb losses, and had the right to receive returns that could be potentially significant to the Deconsolidated Funds. During 2014 and 2013, the Deconsolidated Funds received significant capital from third party investors and during 2014 the Partnership sold a portion of its interests in certain funds. As a result, the Partnership was no longer considered the primary beneficiary as it no longer had the obligation to absorb losses or the right to receive returns that could be potentially significant to the Deconsolidated Funds. During 2014 and 2013, the Partnership recorded a decrease in non-controlling interests of Consolidated Funds of approximately $92.8 million and $33.9 million, respectively, to reflect the deconsolidation in the Consolidated Statements of Changes in Partners Capital and Redeemable Non- Controlling Interests. In addition, the effects of the deconsolidation are reflected as a non-cash supplemental disclosure within the Consolidated Statements of Cash Flows. As of December 31, 2014 and December 31, 2013, the Partnership retained a total investment of approximately $12.2 million and $0.3 million, respectively, in the Deconsolidated Funds which are measured at fair value. The retained investment in the Deconsolidated Funds is included in investments in limited partnerships and limited liability companies on the Consolidated Statements of Financial Condition. Further, a loss of approximately $0.2 million was recognized by the Partnership during 2014 in connection with the sale of Partnership interests in the Deconsolidated Funds and included in other income (expense) on the Consolidated Statement of Operations.

Non-Controlling Interests in Consolidated Funds and Consolidated Subsidiaries

The consolidated financial statements reflect the assets, liabilities, investment income, expenses and cash flows of the Consolidated Funds and consolidated subsidiaries on a gross basis. The Partnership records non-controlling interests of the Consolidated Funds and consolidated subsidiaries to reflect the economic interests of the Consolidated Funds and consolidated subsidiaries held by investors other than

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

interests attributable to KACALP, after consideration of contractual arrangements that govern allocations of income or loss. Considerations for contractual agreements also include amounts that would be paid in a hypothetical liquidation. Principally all of the management fee income and performance allocation earned by the Partnership from the Consolidated Funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by the non-controlling interests, income allocated to the non- controlling interests has been reduced, and the income allocated to the Partnership has been increased by the amounts eliminated. The non-controlling interests within the Consolidated Statement of Financial Condition are comprised of: i) redeemable non-controlling interests reported outside of the permanent capital section when investors have the right to redeem their interest or the interests are redeemable upon the occurrence of an event that is not solely within the control of the Partnership ii) equity attributable to non-controlling interests of the Consolidated Funds reported inside the permanent capital section when the investors do not have the right to redeem their interests and iii) equity attributable to non-controlling interests of the consolidated subsidiaries, principally in affiliated investment advisors and asset managers. The non-controlling interests are adjusted for subscriptions and redemptions by investors and their pro-rata income or loss allocations from the respective Consolidated Funds and consolidated subsidiaries.

For Consolidated Funds in which the investors do not have the rights to redeem their interests, investors are generally not able to redeem their interests until the Consolidated Funds liquidate or are otherwise wound-up. Non-controlling interests related to redeemable Consolidated Funds are subject to monthly or quarterly redemptions by investors in these Consolidated Funds following the expiration of a specified period of time (typically one year). When redeemable amounts become contractually payable to investors, they are classified as a liability of the Consolidated Funds in the Consolidated Statement of Financial Condition.

Cash

The Partnership currently maintains principally all of its day-to-day operating cash balances with City National Bank, a major financial institution. At times, cash balances may be in excess of Federal Deposit Insurance Corporation Insurance limits.

Investments

The Partnership invests directly in exchange traded funds and master limited partnerships, and directly or indirectly invests in non-consolidated KACALP Funds as well as other limited liability companies and limited partnerships. U.S. GAAP permits entities to choose to measure certain eligible financial assets, financial liabilities and firm commitments at fair value (the “Fair Value Option”), on an instrument- by-instrument basis in relation to these investments by the Partnership. The election to use the Fair Value Option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. The Fair Value Option is irrevocable and requires changes in fair value to be recognized in earnings. Investments in exchange traded funds and master limited partnerships are included in investments in securities, at fair value on the Consolidated Statements of Financial Condition. Investments in non-consolidated KACALP Funds as well as other limited liability companies and limited partnerships are included within investments in limited partnerships and limited liability companies within the Consolidated Statements of Financial Condition. Related earnings are classified as investment income within the Consolidated Statements of Operations.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For the Partnership’s investments in the KACALP Funds that are not consolidated, which would otherwise be accounted for under the equity method, the Fair Value Option has been elected. The election of the fair value option was deemed to most accurately reflect the nature of the investments in the non-consolidated KACALP Funds. In estimating the fair value for financial instruments for which the Fair Value Option has been elected, the Partnership uses the valuation methodologies as discussed in Note 3.

In May 2015 the FASB issued ASU 2015-07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), an amendment to ASC Topic 820, Fair Value Measurements. The new guidance eliminates the requirement to categorize within the fair value hierarchy investments whose fair values are measured at net asset value (“NAV”) using the practical expedient in accordance with ASC Topic 820. Instead, entities will be required to disclose the fair values of such investments so that financial statement users can reconcile amounts reported in the fair value hierarchy table to the amounts reported on the Consolidated Statements of Financial Condition. The new guidance is effective for fiscal years beginning after December, 15 2015 for public entities and fiscal years beginning after December 15, 2016 for entities other than public business entities. Early adoption is permitted. For the years ended December 31, 2014 and December 31, 2013, the Partnership and the Consolidated Funds elected to early adopt and apply the new guidance retrospectively.

Revenue Recognition

The Partnership’s two primary sources of revenues are (i) management fee revenue and (ii) performance allocation, carried interest, and incentive fee (collectively “performance allocation”) revenue. These revenues are derived from the Partnership’s advisory and asset management services provided to the KACALP Funds.

Management Fee Revenue

The Partnership earns management fees from limited partners, members, or third parties in KACALP Funds. Management fees are based on contractual terms specified within the KACALP Funds agreements, investment management agreements, or consulting agreements. The Partnership earns management fees from separately managed accounts, limited partners, members, or third parties in each of the KACALP Funds at a fixed percentage of NAV, total assets, committed capital or invested capital, or in some cases, a fixed fee. Management fees are accrued as earned, and are calculated and paid monthly or quarterly depending on the individual agreements.

Performance Allocation Revenue

Performance allocation revenue is earned based on the performance of the KACALP Funds as defined in the respective investment management agreements and governing documents. Principally all performance allocation revenue is earned from affiliated Funds of the Partnership.

The Partnership follows Method 2 of ASC 605-20, Revenue Recognition (“ASC 605”) for revenue based on a formula. Under this method, the Partnership records revenue when it is entitled to performance-based revenue, subject to certain hurdles or benchmarks. Performance-based revenue is assessed as a percentage of the investment performance of the KACALP Funds. Performance allocation for any period is based upon an assumed liquidation of the KACALP Funds’ net assets on the

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

reporting date, and distribution of the net proceeds in accordance with the KACALP Funds’ income allocation provisions. Performance allocation may be subject to reversal to the extent that the performance allocation recorded exceeds the amount due to the general partner or investment manager based on the KACALP Funds’ cumulative investment returns. The terms of performance allocation vary by fund structure and investment strategy. As a result, performance allocation earned in the reporting period is not indicative of any future period. Due to the inherent uncertainty, these estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and it is reasonably possible that the difference could be material.

For hedge fund style entities, performance allocation revenue is ultimately realized and distributed at the end of the fiscal year when crystalized (or other determination date as determined per the individual fund agreements). Crystallization of performance allocations are subject to loss recoupment and certain profit hurdle rates.

For private equity style entities, performance allocation revenue is ultimately realized and distributed when: (i) an underlying investment is profitably disposed of, (ii) amounts contributed by investors are returned partially or in full, (iii) the investment fund’s cumulative returns are in excess of the preferred return. The Partnership’s decision to realize carry considers such factors as the level of embedded valuation gains, the portion of the fund invested, the portion of the fund returned to the limited partner investors, and the length of time the fund has been in carry, as well as other qualitative measures.

Unrealized performance allocations relate to the unrealized appreciation of the underlying investments of the KACALP Funds, calculated as if the KACALP Funds were liquidated and distributions, including performance allocation, were made to the general and limited partners subject to distribution preferences in accordance with the respective fund agreements. Unrealized performance allocations are subject to fair value changes in future periods.

For certain KACALP Funds, realized performance allocations are subject to reversal in the event that the KACALP Funds incur future losses. The reversal is limited to the extent of the cumulative performance allocations received to date. In all cases, each fund is considered separately in this regard, and for a given Fund, performance allocations can never be negative over the life of a Fund. If all of the existing investments of the KACALP Funds became worthless, the amount of cumulative performance allocations that had been received by the Partnership would be returned net of both the income taxes paid thereon and the tax benefit of the performance allocation returned (‘claw-back’). The Partnership may be liable to repay certain KACALP Funds for previously received performance allocations. If the KACALP Funds were liquidated at their then current fair values as of December 31, 2014, the amount of the claw-back would be approximately $12.9 million, net of taxes, related to the Kayne Anderson Mezzanine Partners Funds. For the year ended December 31, 2014, the Partnership accrued the potential claw-back amount as a reduction of performance allocation revenue. As of December 31, 2014, the claw-back amount is reported in performance allocation payable on the Consolidated Statements of Financial Condition. As of December 31, 2013, no amounts were accrued for potential claw-back within performance allocation revenue. Under separate agreements with certain key employees of the Partnership, the realized performance allocations are shared between the Partnership and the key employees. As a result, the net exposure to the Partnership may be less than the total claw-back amount.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The management fees and performance allocation revenue from the Consolidated Funds are eliminated in consolidation, and therefore are not reflected as revenue in its consolidated financial statements. The Partnership’s share of the earnings from the Consolidated Funds is increased by the amount of the eliminated management fees and performance allocation revenue. Further, certain investments held by employees, directors and other related parties in the KACALP Funds are not subject to management fees or performance allocations.

Other income (expense) and Interest Expense

Other income (expense) and interest expense is accrued as incurred. Other income (expense) is principally consulting fee revenue generated from debt related transactions. Interest expense is principally related to the outstanding revolving line of credit with City National Bank. Refer to Note 7 for further discussion regarding debt obligations.

Employee Compensation and Benefits

Employee compensation and benefits consists of (a) employee compensation including salary, guaranteed payments, and bonus payments, (b) equity-based compensation associated with grants of equity-based awards to senior management and other key employees, (c) profit sharing arrangements issued to senior management and other key employees to allow such individuals to participate in the earnings and cash flows of the Partnership and its respective businesses, (d) profit sharing arrangements issued to portfolio managers, deal team members, and other key employees that allow such individuals to participate in a share of the management fees and performance allocations and (e) fringe benefits, health and wellness, and other employee benefits.

KACALP has Class A, B, C, and D, with 1,000 units issued and outstanding for each class. Class A, B, C, and D units are considered to be substantive classes of equity interests in KACALP as of December 31, 2014. Prior to December 31, 2013, Class D units were not considered to be substantive classes of equity interests in KACALP. The units allocated to employees are classified as equity awards under U.S. GAAP and equity-based compensation expense is recognized when the units were granted with a corresponding increase to equity. Compensation cost relating to the issuance of equity-based awards to senior management and other key employees is measured at fair value at the grant date, net of expected forfeitures (if any), and expensed over the vesting period on a straight-line basis. KACALP utilizes contractual cash flows in determining fair value at the grant date. The determination of contractual cash flows takes into consideration the preferred returns for each specific class of shares, revenue growth rates, and enterprise multiples. Discount rates are applied to the contractual cash flows to reflect the volatility of the Partnership’s earnings. A further discount is then applied to the net present value of the cash flows to reflect the lack of marketability and liquidity restrictions. Each of these factors is subject to significant judgment. Equity- based awards that do not require future service are expensed immediately. Distributions to holders of Class A, B, C, and D units are considered as capital distributions and are included within the Consolidated Statements of Partners’ Capital.

KACALP established Class E units in 2014 and has 1,000 Class E units issued and outstanding as of December 31, 2014. Class E units granted to the employees of KACALP are not considered a substantive class of equity under U.S. GAAP and as such, no equity-based compensation expense is

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

recognized when the units were granted. Class E units granted to employees are considered to be profit sharing arrangements under U.S. GAAP and as such, payments to the employees holding Class E units are included within compensation and benefits in the Consolidated Statements of Operations. These payments are accrued as compensation expense in the year in which the related income was earned and are paid out in the subsequent year.

Effective September 10, 2014, the Partnership has Class A, B, and C interests within KA Fund Advisors, LLC (“KAFA”), a consolidated subsidiary, with 1,000 units issued and outstanding for each class. Prior to December 31, 2013, the Partnership owned 100% of the outstanding interests of KAFA. The Class A, B, and C interests represent partnership allocations of income or losses based on specific allocation percentages of the holder. KACALP owns 1,000 units of the Class A interests, issued 1,000 units of Class B interests to key employees of KAFA, retained 560.9 units of the Class C interests, and issued the remaining 439.1 units of Class C to the same population of employees who were granted the Class B interests. As a result of the issuance of Class A, B, and C units, KAFA equity was reallocated to non-controlling interests holders based on their liquidation preference at the end of each reporting period thereafter.

Class A and B interests are considered to be substantive equity and any interests issued to employees are classified as equity awards under U.S. GAAP. A portion of Class C interests are considered to be substantive classes of equity if employees receiving Class C interests are able to retain the vested interests upon termination. The remaining portion of Class C interests that employees are not able to retain upon termination is considered to be profit sharing arrangements under U.S. GAAP. The Class C interests that were considered to be substantive equity and allocated to employees are classified as equity- based compensation awards under U.S. GAAP. Equity-based compensation expense is recognized based on the grant date fair value, net of expected forfeitures (if any), and expensed over the vesting period on a straight-line basis. Valuation methodology for the KAFA equity units is consistent with the valuation methodology of units issued at the KACALP level.

The Partnership also has profit-sharing arrangements whereby certain employees and senior management are entitled to a share of the cash flow of their respective business, including management fees and performance allocations. The Partnership allocates management fee revenue, net of operating expenses, to portfolio managers as a way for the portfolio managers to participate in the earnings growth of their respective businesses. Management fee allocations are recognized as compensation expense in the performance year. Performance allocations are recognized as compensation expense in conjunction with the recognition of the related performance allocations revenue and until paid, are recognized as a component of compensation payable. Such compensation expense is subject to both positive and negative adjustments. Accordingly, upon any reversal of performance allocation revenue, including claw-back amounts, the related compensation expense is also reversed.

Other Post-Employment Benefits

Prior to December 31, 2012, KACALP entered into post-employment agreements with key members of the subsidiary management companies, which are accounted for as deferred compensation arrangements. The post- employment agreements provide the participants with post-termination cash flows from fees earned by KACALP in its capacity as investment advisor to certain Funds managed by KAFA. The employees may participate in the post-termination cash flows for as long as KACALP is

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the investment advisor of such Funds. The post-employment agreements have vesting requirements which, once satisfied, enable the participants to retain rights to the post-employment benefits upon any termination events, unless such termination event is for cause. Based on the terms of post-employment agreements, to the extent the terms of the contract attribute all or a portion of the expected future benefits to a period of service greater than one year, the cost of those benefits is accrued over that period of the employee’s service in a systematic and rational manner. The amounts accrued periodically should result in an accrued amount at the full eligibility date equal to the then present value of all of the future benefits expected to be paid calculated at the then present value of the benefits expected to be provided to the employee. Changes in the fair value of the future payment amounts are reassessed and recorded as compensation expense at each reporting period.

The liability is accrued and reassessed based on contractual cash flows, discounted over the expected future tenure of employees with KACALP as the investment advisor of such funds. The determination of the appropriate discount rate is based on the inherent risks of the contractual cash flows and is consistent with the valuation methodology outlined above for KACALP units.

Property, Equipment, and Leasehold Improvements

Property, equipment, and leasehold improvements consists of furniture and fixtures, leasehold improvements, computer software, and corporate aircrafts that are recorded at cost, less accumulated depreciation and amortization within property, equipment and leasehold improvements, net of accumulated depreciation and amortization in the Consolidated Statements of Financial Condition. Depreciation and amortization of property, equipment, and leasehold improvements is calculated using the straight-line method over the assets’ estimated useful lives, which for leasehold improvements is the remaining lease term, and three to fifteen years for all other fixed assets. The Partnership evaluates fixed assets for impairment whenever events or changes in circumstances indicate that an asset’s carrying value may not be fully recovered. The costs associated with maintenance and repairs are recorded as other operating expenses when incurred.

Translation of Foreign Currency

Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the year-end exchange rates. Transactions denominated in foreign currencies, including purchases and sales of investments, and income and expenses, are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the Consolidated Statements of Operations.

The Partnership and the Consolidated Funds do not isolate the portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of investments held. Such fluctuations for the Partnership are included in investment income and such fluctuations for the Consolidated Funds are included in net realized gain (loss) on investments of Consolidated Funds and net change in unrealized gain (loss) on investments in Consolidated Funds.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Partnership does not record a provision for the U.S. federal, state, or local taxes because the partners report their share of the Partnership’s income or loss on their income tax returns. The Partnership files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. The Partnership’s tax returns for tax years for which the applicable statutes of limitation have not expired are subject to examination by federal, state, local and foreign jurisdictions, where applicable. The Partnership has no examinations in progress.

In accordance with U.S. GAAP, the Partnership is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. The tax benefit recognized is measured at the largest amount of benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant taxing authorities. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2014 and December 31, 2013. The Partnership does not expect that its assessment regarding unrecognized tax benefits will materially change over the next twelve months. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S. federal, U.S. state and foreign tax laws, and changes in the administrative practices and precedents of the relevant taxing authorities. Open tax years are those that are open for exam by the respective taxing authorities. The Company is no longer subject to U.S. tax examinations with respect to such returns for tax years before 2011. As of December 31, 2014 and December 31, 2013, the Partnership did not have any unrecognized tax benefits.

Policies of Consolidated Funds

The Consolidated Funds qualify as investment companies for U.S. GAAP purposes. Pursuant to specialized accounting guidance for investment companies, and the retention of that guidance in the Partnership’s consolidated financial statements, the investments held by the Consolidated Funds are reported at their fair values.

As of December 31, 2014, the Consolidated Funds have adopted FASB Accounting Standards Update No. 2013-08 (“ASU 2013-08”), entitled Financial Services—Investment Companies (Topic 946)—Amendments to the Scope, Measurement, and Disclosure Requirements, which clarifies the characteristics of an investment company and provides comprehensive guidance for assessing whether an entity is an investment company and have applied the amendments retrospectively. The Consolidated Funds qualify as investment companies and follow the accounting and reporting requirements of ASU 2013-08. For the years ended December 31, 2014 and December 31, 2013, the Consolidated Funds did not provide financial support or have any contractual obligations to provide financial support to any of its investees.

Investments, at Fair Value

Investments are held at fair value. See Note 3 for information regarding the valuation of these assets.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in Securities and Securities Sold Short

Investments in securities and securities sold short that are freely tradable and are listed on major securities exchanges are generally valued at their last reported sales price as of the valuation date. When no sale is reported on that date, the Consolidated Funds’ policies value securities held long at their last observed “bid” price, which reflects the highest price that the marketplace participants are willing to pay for an asset, and values securities sold short at their last reported “ask” price, which represent the lowest price that the marketplace participants are willing to accept for an asset. To the extent these securities are actively traded and valuation adjustments are not applied, they are categorized in Level I of the fair value hierarchy. Securities traded on inactive markets or valued by reference to similar instruments are generally categorized in Level II of the fair value hierarchy.

Cash and Cash Equivalents

The Consolidated Funds consider highly liquid, short-term interest-bearing instruments of sufficient credit quality with original maturities of three months or less, and other instruments readily convertible into cash, to be cash equivalents. At times, cash balances may be in excess of Federal Deposit Insurance Corporation Insurance limits. Cash and cash equivalents held at Consolidated Funds represents cash that, although not legally restricted, is not available to support the general liquidity needs of the Partnership, as the use of such amounts is generally limited to the investment activities of the Consolidated Funds.

Due from/ to Brokers

Amounts due from broker may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain marketable securities and partners’ restricted pledged collateral as of December 31, 2014 and December 31, 2013.

Derivative Instruments

The Consolidated Funds record their derivative activities at fair value. Gains and losses from derivative contracts are included in net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments of Consolidated Funds in the Consolidated Statements of Operations. For further information regarding the valuation of these instruments, see Note 4.

Income Taxes

The Consolidated Funds are generally not subject to U.S. federal and state income taxes and, consequently, no income tax provision has been made in the accompanying consolidated financial statements because individual investors are responsible for taxes on their proportionate share of the taxable income.

Kayne Anderson Real Estate Partners I, L.P. (“KAREP”) had established KAREP REIT, Inc. (“REIT”), a wholly-owned real estate investment trust, to invest in certain real estate entities. REIT is required to distribute at least 90% of its taxable income to shareholders and meet certain asset and

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

income tests as well as certain other requirements. REIT will generally not be liable for federal and state income taxes, provided it satisfies the necessary requirements.

Income and Expense Recognition

Investment transactions are accounted for on a trade-date basis. Realized gains and losses from disposition of securities are generally determined using the highest-cost share first method. Dividends are recorded on the ex-dividend date and interest is recognized on the accrual basis. Dividends also include income and expense items generated from the cash distributions from master limited partnerships investments, held long or sold short, respectively. All expenses of operating the Consolidated Funds shall be borne by the Consolidated Funds and recorded on an accrual basis as incurred.

New Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014 09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605—Revenue Recognition (“ASC 605”) and most industry-specific guidance throughout the ASC. ASU 2014 09 is a comprehensive new revenue recognition standard for contracts with customers that will supersede most current revenue recognition guidance including industry-specific guidance. This standard contains principles that an entity will apply to determine the measurement of revenue and timing of when it is recognized. The entity will recognize revenue to reflect the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The new standard was originally effective for public entities beginning January 1, 2017 and for non-public entities beginning January 1, 2018. In July 2015, the FASB deferred the effective date for public and non-public entities for one year and, as such, the new standard is effective for public entities beginning January 1, 2018 and for non-public entities beginning January 1, 2019. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Partnership is currently evaluating the impact on its consolidated financial statements upon the adoption of this new standard.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS

The Partnership follows the fair value measurement and disclosure guidance under U.S. GAAP, which establishes a hierarchical disclosure framework. This framework prioritizes and ranks the level of market price observability used in measuring investments at fair value. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. In all cases, an instrument’s level within the hierarchy is based upon the market pricing transparency of the instrument and does not necessarily correspond to the Partnership’s perceived risk or liquidity of the instrument.

Financial assets and liabilities measured at fair value are classified into one of the following categories:

•                  Level I—Quoted prices are available in active markets for identical investments as of the reporting date.

•                  Level II—Fair value is determined based on inputs other than quoted prices that are observable for the asset or liability either directly or indirectly as of the reporting date. This category may include inputs in markets that are not considered to be active.

•                  Level III—Fair value is determined based on inputs that are unobservable for the investment and includes situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value require significant management judgment or estimation and the Partnership may use models or other valuation methodologies to arrive at fair value.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity- specific measure. Therefore, even when market assumptions are not readily available, the Partnership and Consolidated Funds own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors, including the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Partnership and Consolidated Funds in determining fair value is greatest for securities categorized in Level III. In certain cases, the level in the fair value hierarchy which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Corporate and Convertible Bonds

The fair value of corporate and convertible bonds is estimated using recently executed transactions, market price quotations (where observable), bond spreads, or credit default swap spreads. The spread data used is for the same maturity as the bond. If the spread data does not reference the issuer, then data that references a comparable issuer is used. When observable price quotations are not available, fair value is determined based on cash flow models using yield curves, bond or single name credit default swap spreads, and recovery rates based on collateral values as key inputs. Corporate and convertible bonds are generally categorized in Level II of the fair value hierarchy. In instances where there is a lack of marketability or significant unobservable inputs, they are categorized in Level III of the fair value hierarchy.

Private Bank Debt

The fair value of bank debt is generally valued using recently executed transactions, market prices quotations (where observable), and market observable credit default swap levels. When quotations are unobservable, proprietary valuation models and default recovery analysis methods are employed. Private bank debt is categorized in Level II or III of the fair value hierarchy.

Investments in Private Operating Companies

The Consolidated Funds’ investments in private operating companies consist of membership interests in limited liability companies, direct private equity and debt investments, limited liability common and preferred units, promissory notes and warrants. The transaction price, excluding transaction costs, is typically the Consolidated Funds’ best estimate of fair value at inception. When evidence supports a change to the carrying value from the transaction price, adjustments are made to reflect expected exit values in the investment’s principal market under current market conditions. Ongoing reviews by the Consolidated Funds’ management are based on an assessment of trends in the performance of the underlying investment from the inception date through the most recent valuation date. These assessments typically incorporate valuation methodologies that consider the evaluation of arm’s length financing and sale transactions with third parties, an income approach reflecting a discounted cash flow analysis, and a market approach that includes a comparative analysis of acquisition multiples and pricing multiples generated by market participants. In certain instances, the Consolidated Funds may use multiple valuation methodologies for a particular investment and estimate its fair value based on a weighted average or a selected outcome within a range of multiple valuation results. These investments in private operating companies are generally included in Level III of the fair value hierarchy.

Equity investments valued using a market approach utilized valuation multiples times the annual Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), or another performance metric such as revenues, net earnings or projected future revenues. The selected valuation multiple was estimated through a comparative analysis of the performance and characteristics of each investment within a range of comparable companies or transactions in the observable marketplace. The fair value of the Consolidated Funds’ investments is considered, on the whole, as a basket of related securities. Once management has estimated the underlying entities’ business enterprise value, a waterfall analysis of the entities’ capital structure is considered.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Investments in Oil and Gas Companies

The Consolidated Funds invest in oil and gas companies which are generally formed as limited liability companies or limited partnerships. The transaction prices, excluding transaction costs, of the underlying operating companies are typically the Consolidated Funds’ best estimate of fair value at inception. When evidence supports a change to the carrying value from the transaction price, adjustments are made to reflect expected exit values in the investments’ principal market under current market conditions.

Management determines an appropriate discount rate to apply to the cash flows from the oil and gas resources based on the nature and risks of the specific asset. Additionally, the Consolidated Funds’ management assigns further probability-weighted discounts to proven, yet undeveloped properties. These investments are generally included in Level III of the fair value hierarchy.

Investment in Limited Partnership

KAFU Holdings, LP (“KAFU”), one of the Consolidated Funds, holds an investment in a limited partnership that consists of a direct private equity investment in Plains AAP, L.P., which controls the general partner of Plains All American Pipeline, L.P. (“PAA”). KAFU sold approximately 10.0% of its interest in the general partner (“GP”) of PAA in connection with the October 16, 2013 Plains GP Holdings, L.P. (“PAGP”) initial public offering (“IPO”). KAFU’s remaining interest was originally subject to a 15- month lock-up period ending January 21, 2015. KAFU agreed to a 90 day lock-up period starting on November 10, 2014, extending the lock up period ending date to February 8, 2015. KAFU gives value to its right to convert its private GP interest into shares of PAGP on a one-for-one basis at KAFU’s option. From the date of the IPO, KAFU has applied a 10% discount as of the date of the IPO to the market price of PAGP to value these investments due to the liquidation restrictions. The discount is amortized over the lock up period. As of December 31, 2014 and December 31, 2013, the amortized discount was 0.68% and 8.4%, respectively.

Investments in Real Estate Entities

KAREP’s investments in real estate entities through REIT consist of membership and partnership interests in limited liability companies and limited partnerships, of which certain investments are made directly through REIT. The transaction price, excluding transaction costs, is typically KAREP’s best estimate of fair value at inception. When evidence supports a change to the carrying value from the transaction price, adjustments are made to reflect expected exit values in the investment’s principal market under current market conditions. Ongoing reviews by the KAREP’s management are based on an assessment of trends in the performance of each underlying investment from the inception date through the most recent valuation date. These assessments typically incorporate valuation methodologies that consider the evaluation of arm’s length financing and sale transactions with third parties, an income approach reflecting a discounted cash flow or direct capitalization analysis, and a market approach that includes a comparative analysis of acquisition multiples and pricing multiples generated by market participants. In certain instances, KAREP may use a blended approach of multiple valuation methodologies for a particular investment and estimate its fair value based on a weighted average or a selected outcome within a range of multiple valuation results. These investments in real estate entities are generally included in Level III of the fair value hierarchy.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Warrants from Portfolio Companies

The Consolidated Funds may receive warrants from portfolio companies upon investments in the debt of the respective companies. The warrants provide the Consolidated Funds with exposure and potential gains upon equity appreciation of the portfolio company’s equity value.

The fair value of the Consolidated Funds’ warrants are determined based upon the expected value, as if exercised, to be realized in a sale transaction of the Consolidated Funds’ entire investment position of each particular issuer as of the valuation date. The fair value of the Consolidated Funds’ investments is considered, on the whole, as a basket of related securities.

Option contracts

Options which are listed on major securities exchanges are valued at their last reported sales price as of the valuation date or based on bid or ask price at the close of business. When the Consolidated Funds purchase an option, they pay a premium and an amount equal to the premium is recorded as an asset. When the Consolidated Funds write an option, they receive a premium and an amount equal to the premium is recorded as a liability. The asset or liability is adjusted to reflect the current market value of the option. Depending on the frequency of trading, listed options are generally classified in Level I or II of the fair value hierarchy.

The following table summarizes the Partnership’s and the Consolidated Funds’ assets and liabilities measured at fair value on a recurring basis within the fair value hierarchy levels at December 31, 2014:

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

	As of December 31, 2014
	(In thousands)
	Level 1	Level 2	Level 3	Total
Assets, at Fair Value
Investments of the Partnership
Investments in Exchange Traded Funds and Master Limited Partnerships	$793	$—	$—	$793
Investments in Limited Partnerships and Limited Liability Companies	—	—	9,497	9,497
Investments in Limited Partnerships and Limited Liability Companies Measured at NAV(a)	—	—	—	112,701
Investments of the Partnership, at Fair Value	$793	$—	$9,497	$122,991
Investments of the Consolidated Funds
Investment in Limited Partnerships	$—	$—	$2,410,894	$2,410,894
Investments in Private Operating Companies Class A LLC Units	—	—	1,150	1,150
Investments in Limited Liability Companies	—	—	50,604	50,604
Preferred Units	—	—	45,853	45,853
Promissory Notes	—	—	9,994	9,994
Warrants to Purchase Limited Liability Company Units	—	—	5,819	5,819
Investments in Real Estate Entities	—	—	61,947	61,947
Investments in Private Investment Company Measured at NAV(a)	—	—	—	148
Common Stock	28,861	—	98,455	127,316
Preferred Stock	—	—	2,559	2,559
Closed-end Fund	4,804	—	—	4,804
Investments of the Consolidated Funds, at Fair Value	$33,665	$—	$2,687,275	$2,721,088
Derivative Assets, at Fair Value
Call Options	$38	$—	$—	$38
Put Options	18	—	—	18
Warrants	534	—	—	534
Derivatives, at Fair Value	$590	$—	$—	$590
Total Assets, at Fair Value	$35,048	$—	$2,696,772	$2,844,669
Securities Sold Short, at Fair Value
Exchange Traded Funds	6,755	—	—	6,755
Common Stock	5,986	—	—	5,986
Securities Sold Short, at Fair Value	$12,741	$—	$—	$12,741
Derivative Liabilities, at Fair Value
Call Options	19	—	—	19
Derivative Liabilities, at Fair Value	$19	$—	$—	$19

(a)              As further described in Note 2 to these consolidated financial statements, certain investments that are measured at fair value using the NAV per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit a reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Financial Condition.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

The following table summarizes the Partnership’s and the Consolidated Funds’ assets and liabilities measured at fair value on a recurring basis within the fair value hierarchy levels at December 31, 2013:

	As of December 31, 2013
	(In thousands)
	Level 1	Level 2	Level 3	Total
Assets, at Fair Value
Investments of the Partnership
Investments in Exchange Traded Funds and Master Limited Partnerships	$661	$—	$—	$661
Investments in Limited Partnerships and Limited Liability Companies	—	—	1,500	1,500
Investments in Limited Partnerships and Limited Liability Companies Measured at NAV(a)	—	—	—	83,816
Investments of the Partnership, at Fair Value	$661	$—	$1,500	$85,977
Investments of the Consolidated Funds
Investment in Limited Partnerships	$—	$2,341,540	$—	$2,341,540
Investments in Private Operating Companies Class A LLC Units	—	—	974	974
Investments in Limited Liability Company	—	23,652	124,019	147,671
Preferred Units	—	—	14,066	14,066
Warrants to Purchase Limited Liability Company Units	—	—	2,923	2,923
Secured Senior Note	—	—	10,210	10,210
Senior Subordinated Note	—	—	18,889	18,889
Investments in Real Estate Entities	—	—	53,811	53,811
Investments in limited partnerships and limited liability companies measured at NAV(a)	—	—	—	1
Common Stock	9,764	—	38,797	48,561
Preferred Stock	—	—	11,216	11,216
Closed-end Fund	636	—	—	636
Convertible Preferred Stock	—	—	4,147	4,147
Promissory Note	—	—	537	537
Investments of the Consolidated Funds, at Fair Value	$10,400	$2,365,192	$279,589	$2,655,182
Derivative Assets, at Fair Value
Warrants	$116	$—	$—	$116
Derivatives, at Fair Value	$116	$—	$—	$116
Total Assets, at Fair Value	$11,177	$2,365,192	$281,089	$2,741,275
Securities Sold Short, at Fair Value
Exchange Traded Funds	$4,639	$—	$—	$4,639
Common Stock	3,726	—	—	3,726
Securities Sold Short, at Fair Value	$8,365	$—	$—	$8,365

(a)              As further described in Note 2 to these consolidated financial statements, certain investments that are measured at fair value using the NAV per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit a reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Financial Condition.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

The Consolidated Funds hold investments that are privately issued or otherwise restricted as to resale. For these investments, reliable market quotations are not readily available, and as such, valuations are determined in a manner that most accurately reflects the fair value of the investment on the valuation date. Unless otherwise determined by the Partnership, the following valuation process is used for such investments.

The Partnership establishes valuation processes and procedures to ensure that the valuation techniques for the investments categorized within Level III of the fair value hierarchy are fair, consistent, and verifiable. The Partnership designates a valuation committee (the “Committee”) to oversee the entire valuation process of the Partnership’s and Consolidated Funds’ Level III investments. The Committee is comprised of various personnel of the Partnership, including members of the Consolidated Funds’ portfolio management and deal team. The Committee is responsible for developing the Partnership’s and Consolidated Funds’ written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies.

Valuations determined by the Partnership and Consolidated Funds are required to be supported by market data, industry accepted third-party pricing models, or other methods the Committee deems to be appropriate, including the use of internal proprietary pricing models. Level III investment valuations may reflect internal assumptions which may or may not agree with the assumptions of other market participants.

The following table summarizes the changes in the Partnerships’ and the Consolidated Funds’ Level III assets for the year ended December 31, 2014:

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

	For the Year Ended December 31, 2014
	(In thousands)
	Beginning Balance— January 1, 2014	Deconsolidation of funds(1)	Equity in Earnings in Real Estate Entities	Net Realized Gains (Losses)	Net Change in Unrealized Appreciation (Depreciation)	Purchases	Accretion of Discount	Sales, Redemptions, Distributions, and Principal Paydowns	Transfers In	Conversions	Cost of Conversions	Ending Balance— December 31, 2014	Change in Unrealized Gain (Loss) Relating to Assets Still Held at December 31, 2014
Investments of the Partnership
Investments in Limited Partnerships and Limited Liability Companies	$1,500	$—	$—	$—	$(616)	$8,713	$—	$(100)	$—	$—	$—	$9,497	$(616)
Total Investment of the Partnership	$1,500	$—	$—	$—	$(616)	$8,713	$—	$(100)	$—	$—	$—	$9,497	$(616)
Investments of Consolidated Funds
Warrants	$2,923	$—	$—	$—	$979	$1,917	$—	$—	$—	$—	$—	$5,819	$979
Promissory Notes	537	—	—	—	1,903	7,936	200	(582)	—	—	—	9,994	1,904
Preferred Stock	11,216	—	—	69	438	2,727	—	(11,891)	—	—	—	2,559	438
Preferred Units	14,066	—	—	—	1,030	30,757	—	—	—	—	—	45,853	1,029
Convertible Preferred Stock	4,147	—	—	—	—	—	—	—	—	(4,147)	—	—	—
Common Stock	38,797	—	—	(455)	52,784	2,500	—	(74)	—	4,147	756	98,455	52,393
Secured Senior Note	10,210	(7,210)	—	162	(183)	—	21	(3,000)	—	—	—	—	—
Subordinated Senior Note	18,889	(18,889)	—	—	—	—	—	—	—	—	—	—	—
Investment in Limited Partnership	—	—	—	—	—	—	—	—	2,410,894	—	—	2,410,894	—
Investments in Real Estate Entities	53,811	—	3,139	(4,457)	11,264	4,512	—	(6,322)	—	—	—	61,947	6,297
Investments in Limited Liability Companies	53,188	(3,605)	—	6,220	(2,743)	8,575	—	(11,031)	—	—	—	50,604	(2,583)
Investment in Private Operating Company—Class A LLC Units	71,805	(70,831)	—	—	176	—	—	—	—	—	—	1,150	1,872
Total Investment of Consolidated Funds	$279,589	$(100,535)	$3,139	$1,539	$65,648	$58,924	$221	$(32,900)	$2,410,894	$—	$756	$2,687,275	$62,329
Total Investments, at Fair Value	$281,089	$(100,535)	$3,139	$1,539	$65,032	$67,637	$221	$(33,000)	$2,410,894	$—	$756	$2,696,772	$61,713

(1)                  Represents investments in Consolidated Funds as of December 31, 2013 that were deconsolidated during 2014. Balance was previously eliminated upon consolidation and not reported as Level III investment as of December 31, 2014.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

The following table summarizes the changes in the Partnerships’ and the Consolidated Funds’ Level III assets for the year ended December 31, 2013:

	For the Year Ended December 31, 2013
	(In thousands)
	Beginning Balance— January 1, 2013	Deconsolidation of funds(1)	Equity in Earnings in Real Estate Entities	Net Realized Gains (Losses)	Net Change in Unrealized Appreciation (Depreciation)	Purchases	Accretion of Discount	Sales, Redemptions, Distributions, Settlements, and Principal Paydowns	Transfers Out	Ending Balance— December 31, 2013	Change in Unrealized Gain (Loss) Relating to Assets Still Held at December 31, 2013
Investments of the Partnership
Investments in limited partnerships and limited liability companies	$—	$—	$—	$—	$—	$1,500	$—	$—	$—	$1,500	$—
Total Investment of the Partnership	$—	$—	$—	$—	$—	$1,500	$—	$—	$—	$1,500	$—
Investments of Consolidated Funds
Warrants	$2,915	$—	$—	$—	$8	$—	$—	$—	$—	$2,923	$8
Promissory Note	523	—	—	—	—	14	—	—	—	537	—
Preferred Stock	11,216	—	—	—	—	—	—	—	—	11,216	—
Preferred Units	17,000	—	—	(9,488)	8,009	—	—	(1,455)	—	14,066	(2,666)
Convertible Preferred Stock	1,647	—	—	—	—	2,500	—	—	—	4,147	—
Common Stock	39,938	—	—	—	(1,141)	—	—	—	—	38,797	(1,141)
Senior Secured Note	6,000	—	—	—	(72)	7,210	72	(3,000)	—	10,210	(72)
Senior Subordinated Note	—	—	—	—	—	18,889	—	—	—	18,889	—
Investment in Limited Partnership	1,243,936	—	—	689,301	1,184,409	1,675	—	(754,129)	(2,365,192)	—	—
Investments in Real Estate Entities	76,500	—	618	(6,245)	477	287	—	(17,826)	—	53,811	14,377
Investments in Limited Liability Company	68,038	—	—	6,839	(1,215)	62,997	—	(12,640)	—	124,019	(1,215)
Investment in Private Operating Company—Class A LLC Units	7,643	—	—	2,914	(3,681)	—	—	(5,902)	—	974	229
Private bank debt	1,290	(1,290)	—	—	—	—	—	—	—	—	—
Total Investment of Consolidated Funds	$1,476,646	$(1,290)	$618	$683,321	$1,186,794	$93,572	$72	$(794,952)	$(2,365,192)	$279,589	$9,520
Total Assets, at Fair Value	$1,476,646	$(1,290)	$618	$683,321	$1,186,794	$95,072	$72	$(794,952)	$(2,365,192)	$281,089	$9,520

(1)                                     Represents investments in Consolidated Funds as of December 31, 2012 that were deconsolidated during 2013. Balance was previously eliminated upon consolidation and not reported as Level III investment as of December 31, 2013.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

The Partnership records transfers between Level I, Level II or Level III, if any, at the end of the period. Transfers between Level I and Level II generally relate to whether a market becomes active or inactive. Transfers between Level II and Level III generally relate to whether significant relevant observable inputs are available for the fair value measurements in their entirety.

The table below summarizes information about the significant unobservable inputs used in determining the fair value of the Level III assets and liabilities held by the Consolidated Funds at December 31, 2014:

Investment Type	Fair Value as of December 31, 2014 (In thousands)	Valuation Techniques	Unobservable Inputs	Range of Input(s)	Weighted Average
Investments of the Partnership
Investments in Limited Partnerships and Limited Liability Companies	$1,284	Last Financing (Greater than 12 months)	N/A	N/A	N/A
	3,063	Last Financing (7 to 12 months)	N/A	N/A	N/A
	5,150	Last Financing (6 months or less)	N/A	N/A	N/A
Total Investments in Limited Partnerships	9,497
Investments of the Consolidated Funds
Common Stock	98,416	Discount to publicly traded security	Current Discount	8.30%	—
Common Stock	39	Income Approach—Discounted Cash Flow Analysis	Best Estimate Barrels Per Million	3,727	N/A
			Value Per Barrel of Resource	0.1	N/A
			Discount Due to Dilution	51% - 90%	83%
Total Common Stock	98,455
Investment in Limited Partnership	2,410,894	Discount to publicly traded security	Current Discount	0.68%	—
Preferred Units	15,096	Market Approach	Enterprise Value/EBITDA multiple	6.8x	—
	20,863	Market Approach	Enterprise Value/Revenue multiple	3.51x	3.51x
	30,757	Transaction Price(2)	N/A	N/A	N/A
Total Preferred Units	66,716
Promissory Note	9,994	Transaction Price(2)	N/A	N/A	N/A
Investment in Private Operating Company—Class A LLC Units	1,150	Market Approach	Enterprise Value/EBITDA multiple	6.0x	—

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Investment Type	Fair Value as of December 31, 2014 (In thousands)	Valuation Techniques	Unobservable Inputs	Range of Input(s)	Weighted Average
Investments in Real Estate Entities	14,441	Discounted cash flow analysis	Discount rate	12.8% - 14.3%	13%
		Discounted cash flow analysis	Exit cap rate	6.8% - 8.0%	7%
		Discounted cash flow analysis	DCF Terms (years)	5 years	5 years
	2,072	Market Approach	Contract offer	N/A	N/A
	45,434	Market Approach	Contract offer	N/A	N/A
Total Investments in Real Estate Entities	61,947
Preferred Stock	2,559	Unadjusted broker quotes(1)	N/A	N/A	N/A
Common Units	6,546	Market Approach	Enterprise Value/Revenue multiple	3.41x - 21.13x	9.63x
	11,655	Market Approach	Enterprise Value/Revenue multiple	3.51x	3.51x
Total Common Units	18,201
Notes	3,582	Market Approach	Enterprise Value/Revenue multiple	2.25x - 21.13x	7.69x
Warrants	5,474	Market Approach	Enterprise Value/Revenue multiple	2.25x - 3.41x	3.08x
		Market Approach	Fair Value of underlying equity unit	$3.97 - $7,634	2,195
	1,917	Transaction Price(2)	N/A	N/A	N/A
Total Warrants	7,391
Investments in Limited Liability Company	6,294	Income Approach—Discounted Cash Flow Analysis	Discount rate	10%	N/A
			Discount to wells not yet producing	25% - 100%	37%
	16	Income Approach	Potential litigation proceeds	0.5	N/A
			Remaining cash value	N/A	N/A
	76	Market Approach—Recent transaction price	Valuation Multiple	50x	N/A
		Transaction Price(2)	N/A	N/A	N/A
Total Investments in Limited Liability Company	6,386
Total Assets at Fair Value	$2,696,772

(1)          Represents a price which is created by incorporating multiple broker quotes, where available.

(2)          Certain investments are valued based on recent transactions, generally defined as investments purchased or sold within six months of the valuation date. The Partnership has determined that there has been no change to the valuation based on the underlying assumptions used at the closing of such transactions.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

The table below summarizes information about the significant unobservable inputs used in determining the fair value of the Level III assets and liabilities held by the Consolidated Funds at December 31, 2013:

Investment Type	Fair Value as of December 31, 2013 (In Thousands)	Valuation Techniques	Unobservable Inputs	Range of Input(s)	Weighted Average
Investments of the Partnership
Investments in Private Operating Companies	$1,500	Last Financing (Less than 6 months)	N/A	N/A	N/A
Investments of the Consolidated Funds
Common Stock	38,025	Transaction Price(1)	N/A	N/A	N/A
	634	Market Approach—transaction price(1)	Transaction price	$14.12 - $18.83	$14.12
	138	Income Approach—Discounted Cash Flow	Discount to cash flows	75%	N/A
	—	Market Approach	Expected recovery	0%	N/A
Total Common Stock	38,797
Convertible Preferred Stock	4,147	Transaction Price(1)	N/A	N/A	N/A
Preferred Units	14,066	Market Approach	Enterprise Value/EBITDA multiple	7.0x	N/A
Promissory Notes	394	Transaction Price(1)	N/A	N/A	N/A
	143	Market Approach	Enterprise Value/EBITDA multiple	7.0x	N/A
Total Promissory Notes	537
Investment in Private Operating Company—Class A LLC Units	974	Market Approach	Enterprise Value/EBITDA multiple	5.0x	N/A
Investments in Real Estate Entities	48,382	Discounted cash flow analysis	Discount rate	9.0% - 14.0%	N/A
	—	Discounted cash flow analysis	Exit cap rate	6.0% - 8.0%	N/A
	2,888	Direct Capitalization Method	Exit cap rate	0.07	N/A
	2,541	Market Approach	Contract Offer	N/A	N/A
Total Investments in Real Estate Entities	53,811

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Investment Type	Fair Value as of December 31, 2013 (In Thousands)	Valuation Techniques	Unobservable Inputs	Range of Input(s)	Weighted Average
Preferred Stock	11,216	Transaction Price(1)	N/A	N/A	N/A
Warrants	2,923	Market Approach	Enterprise Value/Revenue multiple	2.5x	N/A
	—	Market Approach	Fair Value of underlying equity unit	31.66	N/A
Total Warrants	2,923
Investments in Limited Liability Company	18,875	Income Approach	Discount Rate	0.1	N/A
	—	Discounted cash flow analysis	Discount to wells not yet producing	25% - 100%	N/A
	30,708	Market Approach	Enterprise Value/EBTIDA multiple	7.1x	N/A
	—	Market Approach	Enterprise Value/Revenue multiple	1.7x - 29.5x	N/A
	13,795	Market Approach	Enterprise Value/EBITDA multiple	7.5x	N/A
	57,036	Transaction Price(1)	N/A	N/A	N/A
	3,605	Transaction Price(1)	N/A	N/A	N/A
Total Investments in Limited Liability Companies	124,019
Senior Secured Note	3,000	Market Approach	Enterprise Value/Revenue multiple	2.5x	N/A
	—	Market Approach	Covenant Compliance	Compliant	N/A
	7,210	Transaction Price(1)	N/A	N/A	N/A
Total Investments in Senior Secured Notes	10,210
Senior Subordinated Note	18,889	Transaction Price(1)	N/A	N/A	N/A
Total Assets at Fair Value	$281,089

(1)          Certain investments are valued based on recent transactions, generally defined as investments purchased or sold within six months of the valuation date. The Partnership has determined that there has been no change to the valuation based on the underlying assumptions used at the closing of such transactions.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Certain investments of the Partnership are valued, as a practical expedient, utilizing the net asset valuation provided by an underlying private investment company, without adjustment, when the net asset valuation of the investment is calculated (or adjusted by the Partnership if necessary) in a manner consistent with U.S. GAAP for investment companies. Practical expedients are applied to these investments consistently with the Partnership’s positions in these investments, unless it is probable that the Partnership will sell a portion of such investments at amounts different from the net asset valuation. If it is probable that the Partnership will sell these investments at amounts different from the net asset valuation or in other situations where practical expedients are not available, the Partnership considers other factors in addition to the net asset valuation, such as features of the investment, including subscription and redemption rights, expected discounted cash flows, transactions in the secondary market, bids received from potential buyers, and overall market conditions in its determination of fair value.

For investments valued using NAV per share, a summary of fair value by strategy type along with the remaining unfunded commitment and any redemption restrictions of such investments as of December 31, 2014 are presented below:

	As of December 31, 2014
	(In thousands)
Strategy	Fair Value	Unfunded Commitments	Redemption Restrictions	Redemption Notice Period
Controlled	$36,678	$—	(1)	n/a
Energy Private Equity	16,518	22,262	(1)	n/a
Growth Energy/Mezzanine	750	189	(1)	n/a
Marketable Securities	3,384	—	(2)	10 - 60 days
Middle Market Credit	22,183	17,955	(1)	n/a
Municipal Opportunity	3,104	4,077	(1)	n/a
Public Funds	29,486	—	(3)	n/a
Specialty Real Estate	598	263	(1)	n/a
Total investments in limited partnerships and limited liability companies measured at NAV	$112,701	$44,746
Other investments not measured at NAV	9,497
Total investments in limited partnerships and limited liability companies	$122,198

(1)              This strategy includes several private equity funds that invest in a variety of sectors including energy, growth, middle market credit, and municipal opportunity. The fair values of the investments in this strategy have been estimated using the NAV of the Partnership’s ownership interest within the investment. These investments generally cannot be redeemed unless approved by the general partner. Distributions from each investment are generally received as the underlying investments of these funds are liquidated or upon termination of the respective fund. The dates in which the underlying investments in these funds will be sold are unknown.

(2)              This strategy includes hedge funds that hold a variety of investments including marketable securities. The fair values of the investments in this strategy have been estimated using the NAV of

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

the investments. Monthly and quarterly redemption restrictions within this strategy include lock-up periods ranging from 6 - 12 months and withdrawal notice requirements between 10 - 60 days prior to the date of redemption.

(3)              This strategy includes public exchange traded funds and master limited partnerships. The fair values of the investments in this strategy have been estimated using the NAV of the investments. All outstanding shares of common stock are of the same class and have identical rights. Holders of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities. Shares of common stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. All shares of common stock have equal earnings, assets, distribution, liquidation and other rights.

For investments valued using NAV per share, a summary of fair value by strategy type along with the remaining unfunded commitment and any redemption restrictions of such investments as of December 31, 2013 are presented below:

	As of December 31, 2013
	(In thousands)
Strategy	Fair Value	Unfunded Commitments	Redemption Restrictions	Redemption Notice Period
Controlled	$11,328	$—	(1)	n/a
Energy Private Equity	27,553	24,431	(1)	n/a
Growth Energy/Mezzanine	72	60	(1)	n/a
Marketable Securities	2,878	—	(2)	10 - 60 days
Middle Market Credit	11,451	4,999	(1)	n/a
Municipal Opportunity	3,307	6,785	(1)	n/a
Public Funds	27,207	—	(3)	n/a
Specialty Real Estate	20	—	(1)	n/a
Total investments in limited partnerships and limited liability companies measured at NAV	$83,816	$36,275
Other Investments Not Measured at NAV	1,500
Total investments in limited partnerships and limited liability companies	$85,316

(1)              This strategy includes several private equity funds that invest in a variety of sectors including energy, growth, middle market credit, and municipal opportunity. The fair values of the investments in this strategy have been estimated using the NAV of the Partnership’s ownership interest within the investment. These investments generally cannot be redeemed unless approved by the general partner. Distributions from each investment are generally received as the underlying investments of these funds are liquidated or upon termination of the respective fund. The dates in which the underlying investments in these funds will be sold are unknown.

(2)              This strategy includes hedge funds that hold a variety of investments including marketable securities. The fair values of the investments in this strategy have been estimated using the NAV of

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

the investments. Monthly and quarterly redemption restrictions within this strategy include lock-up periods ranging from 6 - 12 months and withdrawal notice requirements between 10 - 60 days prior to the date of redemption.

(3)              This strategy includes public exchange traded funds and master limited partnerships. The fair values of the investments in this strategy have been estimated using the NAV of the investments. All outstanding shares of common stock are of the same class and have identical rights. Holders of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities. Shares of common stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. All shares of common stock have equal earnings, assets, distribution, liquidation and other rights.

The Consolidated Funds held warrants to purchase limited liability company units which were categorized as investments, at fair value of the Consolidated Funds per the Consolidated Statements of Financial Condition. At December 31, 2014 and December 31, 2013, the volume of the Consolidated Funds’ investment activities related to warrants to purchase limited liability company units based on their notional amounts and number of contracts, categorized by primary underlying risk, are as follows:

	As of December 31,
	2014		2013
	(In thousands)
Primary Underlying Risk	Notional Amount(a)	Number of Contracts	Notional Amount(a)	Number of Contracts
Equity Price
Positions held long:
Warrants to purchase limited liability company units	$2,933	2	$4,164	1

(a)              Notional amount for the warrants to purchase limited liability company units is based on the fair value of the underlying shares as if the warrants to purchase limited liability company units was exercised at the years ended December 31, 2014 and December 31, 2013 and it corresponds to the representative volume activity during the years ended December 31, 2014 and December 31, 2013.

The following table identifies the fair value amounts of the Consolidated Funds’ warrants to purchase limited liability company units included in the Consolidated Statements of Financial Condition, categorized by primary underlying risk, at December 31, 2014 and December 31, 2013. The following table also identifies the net realized gain (loss) and change in unrealized appreciation (depreciation) on investments in warrants to purchase limited liability company units included in the

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

3. FAIR VALUE MEASUREMENTS (Continued)

Consolidated Statements of Operations, categorized by primary underlying risk, for the years ended December 31, 2014 and December 31, 2013:

	For the Year Ended December 31,
	2014			2013
	(In thousands)
Primary Underlying Risk	Fair Value	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)	Fair Value	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)
Equity Price
Positions held long:
Warrants to purchase limited liability company units	$5,819	$—	$979	$2,923	$—	$8

4. DERIVATIVE FINANCIAL INSTRUMENTS

In the normal course of business, certain Consolidated Funds utilize derivative contracts in connection with their proprietary trading activities. Investments in derivative contracts are subject to additional risks that can result in a loss of all or part of an investment. Derivative activities and exposure to derivative contracts of the Consolidated Funds are classified by the following primary underlying risks: equity price and credit risks. In addition to its primary underlying risks, the Consolidated Funds are also subject to additional counterparty risk due to inability of their counterparties to meet the terms of their contracts.

The following is a description of the significant derivative instruments utilized by the Consolidated Funds during the reporting periods.

Options

The Consolidated Funds are subject to equity price risk in the normal course of pursuing their investment objectives. The Consolidated Funds may enter into options to speculate on the price movements of the financial instrument underlying the option, or for use as an economic hedge against certain equity positions held in the Consolidated Funds’ portfolio holdings.

Option contracts held long give the Consolidated Funds the right, but not the obligation, to buy or sell within a limited time, a financial instrument, commodity or currency at a contracted price that may also be settled in cash, based on differentials between specified indices or prices.

Option contracts held short may obligate the Consolidated Funds to buy or sell within a limited time, a financial instrument, commodity or currency at a contracted price that may also be settled in cash, based on differentials between specified indices or prices, and may expose the Consolidated Funds to market risk of an unfavorable change in the underlying financial instrument.

The Consolidated Funds are exposed to counterparty risk from the potential that a seller of an option contract does not sell or purchase the underlying asset as agreed under the terms of the option contract. The maximum risk of loss from counterparty risk to the Consolidated Funds is the fair value of the contracts and the premiums paid to purchase its open option contracts. The Consolidated Funds

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Notes to Consolidated Financial Statements (Continued)

4. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

consider the credit risk of the intermediary counterparties to its option transactions in evaluating potential credit risk.

Warrants

The Consolidated Funds may purchase or receive warrants from portfolio companies upon an investment in the debt or equity of a company. The warrants provide the Consolidated Funds with exposure and potential gains upon equity appreciation of the portfolio company’s share price. Warrants which are listed on major securities exchanges are valued at their last reported sales price as of the valuation date.

The value of a warrant has two components: time value and intrinsic value. A warrant has a limited life and expires on a certain date. As time to the expiration date of a warrant approaches, the time value of a warrant will decline. In addition, if the stock underlying the warrant declines in price, the intrinsic value of an “in the money” warrant will decline. Further, if the price of the stock underlying the warrant does not exceed the strike price of the warrant on the expiration date, the warrant will expire worthless. As a result, there is the potential for Consolidated Funds to lose their entire investment in a warrant.

The Consolidated Funds are exposed to counterparty risk from the potential failure of an issuer of warrants to settle its exercised warrants. The maximum risk of loss from counterparty risk to the Consolidated Funds includes the purchase price or assigned cost of the warrants. The Consolidated Funds consider the effects of counterparty risk when determining the fair value of their investments in warrants.

Fair Value and Exposure of Derivatives

The following tables list the average yearly notional amounts and number of contracts held at December 31, 2014 and December 31, 2013 categorized by primary underlying risk. The values in the

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Notes to Consolidated Financial Statements (Continued)

4. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

tables below exclude the effects of cash received or posted pursuant to derivative contacts, and therefore are not representative of the Consolidated Funds’ net exposure.

	As of December 31, 2014
	(Notional amounts in thousands)
Primary Underlying Risk	Notional Amounts(a)	Number of Contracts
Equity Price
Positions held long:
Call options	$52	13
Put options	911	158
Warrants	845	25,250
Positions held short:
Call options	77	45
Put options	121	22

(a)              Notional amounts presented for options and warrants are yearly averages based on the fair value of the underlying shares at December 31, 2014.

	As of December 31, 2013
	(Notional amounts in thousands)
Primary Underlying Risk	Notional Amounts(a)	Number of Contracts
Equity Price
Positions held long:
Warrants	$81	5,000

(a)              Notional amounts presented for warrants are yearly averages based on the fair value of the underlying shares at December 31, 2013.

Impact of Derivatives on the Consolidated Statements of Financial Condition and Consolidated Statements of Operations

The Consolidated Funds are required to disclose the impact of offsetting assets and liabilities represented in the Consolidated Statements of Financial Condition to enable users of the financial statements to evaluate the effect or potential effect of netting arrangements on its financial condition for recognized assets and liabilities. These recognized assets and liabilities are financial instruments and derivative instruments that are either subject to an enforceable master netting arrangement or similar agreement or meet the following right of setoff criteria: the amounts owed by the Consolidated Funds to another party are determinable, the Consolidated Funds have the right to set off the amounts owed with the amounts owed by the other party, the Consolidated Funds intend to set off, and the Consolidated Funds’ right of setoff is enforceable at law. As of December 31, 2014 and December 31, 2013, the Consolidated Funds did not hold derivative instruments that are eligible for offset in the Consolidated Statements of Financial Condition.

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Notes to Consolidated Financial Statements (Continued)

4. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

The following tables identify the fair value amounts of derivative instruments included in the Consolidated Statements of Financial Condition as derivative contracts, categorized by primary underlying risk, at December 31, 2014 and December 31, 2013. The following table also identifies the net realized gains (losses) and net change in unrealized appreciation (depreciation) on derivative contracts included in the Consolidated Statements of Operations for the years ended December 31, 2014 and December 31, 2013:

	For the Year Ended December 31, 2014
	(In thousands)
Primary Underlying Risk	Derivative Assets	Derivative Liabilities	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)
Equity Price
Call options	$38	$19	$(12)	$(11)
Put options	18	—	48	(48)
Warrants	534	—	—	33
Total	$590	$19	$36	$(26)

	For the Year Ended December 31, 2013
	(In thousands)
Primary Underlying Risk	Derivative Assets	Derivative Liabilities	Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)
Equity Price
Warrants	$116	$—	$—	$14
Total	$116	$—	$—	$14

5. MANAGEMENT FEES AND PERFORMANCE ALLOCATIONS

Management fees earned by the Partnership for KACALP Funds and accounts with hedge fund-style fee arrangements generally range from 1% to 2%, annually, based on NAV of these Funds and accounts prior to the accrual of performance allocations. Management fees earned by the Partnership for KACALP Funds and accounts with private equity-style fee arrangements are generally 2% annually, based on the lower of investment cost or NAV of these Funds and accounts prior to the accrual of performance allocations or on the amount of capital committed to these Funds and accounts by its investors.

For KACALP Funds and accounts with hedge fund-style fee arrangements, performance allocations earned by the Partnership are generally 20% of all profits, subject to preferred returns as specified in the KACALP Funds’ advisory agreements.

For KACALP Funds and accounts with private equity-style fee arrangements, cumulative performance allocations earned by the Partnership are generally 20% of all profits, subject to the return of contributed capital amounts and preferred returns as specified in the KACALP Funds’ advisory agreements.

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Notes to Consolidated Financial Statements (Continued)

5. MANAGEMENT FEES AND PERFORMANCE ALLOCATIONS (Continued)

The following tables represent the gross amounts of management fees and performance allocation earned by the Partnership prior to eliminations due to consolidation of the KACALP Funds and the net amount reported in the Partnership’s Consolidated Statements of Operations for the years ended December 31, 2014 and December 31, 2013:

	For the Year Ended December 31, 2014
	(In thousands)
	Management Fees	Performance Allocation Revenue
Public Funds	$141,093	$—
Energy Private Equity	59,752	(25,380)
Marketable Securities	39,078	22,957
Specialty Real Estate	25,561	20,687
Controlled	15,578	1,861
Middle Market Credit	9,493	(13,022)
Growth Energy/Mezzanine	4,537	7,771
Separately Managed Account	2,450	(452)
Municipal Opportunity	707	2,892
Total, Gross	$298,249	$17,314
Eliminations	(2,666)	(3,111)
Total, Net	$295,583	$14,203

	For the Year Ended December 31, 2013
	(In thousands)
	Management Fees	Performance Allocation Revenue
Public Funds	$113,038	$—
Energy Private Equity	53,667	89,554
Marketable Securities	30,921	136,500
Specialty Real Estate	18,384	4,705
Controlled	10,634	53,990
Middle Market Credit	9,980	10,777
Growth Energy/Mezzanine	3,953	1,127
Separately Managed Account	1,228	2,218
Municipal Opportunity	381	—
Total, Gross	$242,186	$298,871
Eliminations	(4,214)	(51,788)
Total, Net	$237,972	$247,083

At December 31, 2014, approximately $20.9 million and $231.4 million were accrued for management fee income and performance allocation, respectively, and included in management and performance allocations receivable in the Consolidated Statements of Financial Condition. At December 31, 2013, approximately $18.3 million and $377.2 million were accrued for management fee income and performance allocation, respectively, and included in management and performance allocations receivable in the Consolidated Statements of Financial Condition. Accrued realized

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Notes to Consolidated Financial Statements (Continued)

5. MANAGEMENT FEES AND PERFORMANCE ALLOCATIONS (Continued)

performance allocations as of December 31, 2014 and December 31, 2013 amounted to approximately $23.3 million and $140.9 million, respectively, prior to eliminations for the Consolidated Funds. Cumulative unrealized performance allocations as of December 31, 2014 and December 31, 2013 amounted to approximately $219.0 million and $243.7 million, respectively, prior to eliminations for the Consolidated Funds. For the years ended December 31, 2014 and December 31, 2013 the Partnership had a loss of approximately $37.6 million and a gain of approximately $26.5 million, respectively, related to unrealized performance allocations prior to eliminations.

In addition, included within the performance allocation revenue on the Consolidated Statements of Operations for the years ended December 31, 2014 and December 31, 2013, is approximately $0.3 million and $(0.6) million, respectively prior to eliminations, which relates to performance allocations charged to the earnings the Partnership receives from its limited partner investments in the Funds.

6. VARIABLE INTEREST ENTITIES

The Partnership consolidates certain VIEs in which it is determined that the Partnership is the primary beneficiary either directly or indirectly, through a consolidated entity or affiliate. These VIEs include certain private equity, real estate and hedge funds. The purpose of such VIEs is to provide strategy specific investment opportunities for investors generally in exchange for management and performance based fees. The investment strategies of the KACALP Funds differ by product; however, the fundamental risks of the KACALP Funds have similar characteristics, including loss of invested capital and loss of management fees and performance based fees. The Partnership does not provide performance guarantees and has no other financial obligation to provide funding to consolidated VIEs other than its own capital commitments. Additionally, the Partnership consolidates certain VIEs that serve as the investment manager and/or general partner of the KACALP Funds.

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Notes to Consolidated Financial Statements (Continued)

6. VARIABLE INTEREST ENTITIES (Continued)

The following table presents the assets and liabilities of entities that are VIEs, and consolidated by the Partnership on a gross basis prior to eliminations due to consolidation at December 31, 2014 and December 31, 2013:

	As of December 31,
	2014	2013
	(In thousands)
Assets
Cash and cash equivalents	$24,653	$12,201
Investments in securities, at fair value	2,721,088	2,655,182
Due from brokers	12,772	8,366
Derivative assets, at fair value	590	116
Due from related parties	1,239	1,277
Dividends and interest receivable	281	20,763
Other assets	748	684
Total Assets	$2,761,371	$2,698,589
Liabilities
Accounts payable, accrued expenses and other liabilities	$604	$1,187
Due to brokers	2,108	1,108
Due to related parties	550	2,283
Securities sold short, at fair value	12,741	8,365
Derivative liabilities, at fair value	19	—
Loan payable	663	938
Total Liabilities	$16,685	$13,881

The assets presented in the table above belong to the investors in those entities, are available for use only by the entity to which they belong and are not available for use by the Partnership. The Consolidated Funds have no recourse to the general credit of the Partnership with respect to any liability.

The Partnership has a minimal direct entity ownership, if any, in the non-consolidated entities that are VIEs and its involvement is generally limited to providing asset management services. The Partnership’s exposure to loss from these entities is limited to a decrease in accrued performance allocation, as well as any direct equity ownership in the VIEs. At December 31, 2014 and December 31, 2013, the net assets of these VIEs were approximately $16,542.6 million and $15,758.8 million, respectively. The Partnership does not provide, nor is it required to provide, any type of financial support to these entities. At December 31, 2014 and December 31, 2013, the Partnership’s maximum exposure, inclusive of the Partnership limited partner investments and related deferred performance allocation, in relation to non- consolidated VIEs was approximately $58.5 million and $56.6 million, respectively.

7. DEBT OBLIGATIONS

The Partnership had a revolving line of credit of $90 million with City National Bank as of December 31, 2012. Under the revolving line of credit agreement, the Partnership has the ability for same day borrowing of up to $25.0 million (“Swing Loan”). On March 15, 2013, the third amendment increased the line from $90 million to $150 million. On August 20, 2014, the fourth amendment to the

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Notes to Consolidated Financial Statements (Continued)

7. DEBT OBLIGATIONS (Continued)

agreement increased the line of credit from $150.0 million to $250.0 million. During the year ended December 31, 2014, interest was paid monthly at either the base rate (minimum interest of Prime Rate plus 0.25%) or LIBOR Rate (LIBOR plus 2.25%). During the year ended December 31, 2013, interest was paid monthly at either the base rate (minimum interest of Prime Rate plus 0.75%) or LIBOR Rate (LIBOR plus 2.75%). The Swing Loan is subject to the base rate. As part of the fourth amendment, the termination date was extended to August 18, 2017, and the guarantee by two partners of KACALP was removed at the full extent of the outstanding unpaid balance as designated in the third amendment.

As of December 31, 2014 and December 31, 2013, the Partnership has drawn down approximately $89.1 million and $59.1 million, respectively, on this line of credit, which was subject to an interest rate of 2.44% and 2.94%, respectively. The carrying value of the Partnership’s outstanding debt at December 31, 2014 and December 31, 2013 approximates fair value. The unamortized loan origination fee balance related to this line of credit as of December 31, 2014 and December 31, 2013 was approximately $1.6 million and $0.4 million, respectively.

The Partnership also established a letter of credit in 2010 for $0.2 million in lieu of a security deposit for the New York lease expiring in 2020. This letter of credit is available to the leasing agent should the Partnership default on its lease payments. No funds have been drawn on this letter of credit as of December 31, 2014 and December 31, 2013.

Consolidated Funds’ Loan Payable

On June 27, 2013, REIT entered into a promissory note agreement (“the Note”) with Keybank, N.A. for the purpose of providing liquidity to one of the REIT’s wholly-owned investments. The Note matures at the earlier of June 30, 2016, or the closing date of the sale of the wholly-owned investment. Interest is accrued at the daily LIBOR rate plus 2.5% on the outstanding principal balance. At December 31, 2014 and December 31, 2013, the amount of the loan outstanding was approximately $0.7 million and $0.9 million and was included within loan payable within the Consolidated Statements of Financial Condition.

8. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

The major classes of depreciable assets for the years ended December 31, 2014 and December 31, 2013 are as follows:

	As of December 31,
	2014	2013
	(In thousands)
Furniture and fixtures	$8,510	$7,800
Software	2,729	1,871
Leasehold improvements	8,552	7,826
Corporate Aircrafts	27,337	25,975
Property, equipment, and leasehold improvements, at cost	$47,128	$43,472
Less accumulated depreciation	(8,631)	(5,252)
Property, equipment, and leasehold improvements, net	$38,497	$38,220

For the years ended December 31, 2014 and December 31, 2013, depreciation expense was approximately $4.3 million and $3.5 million, respectively, which is included in general, administration, and other expenses in the Consolidated Statements of Operations.

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Notes to Consolidated Financial Statements (Continued)

9. COMMITMENTS AND CONTINGENCIES

Commitments

Lease Obligations

The Partnership has lease agreements for the rental of office facilities in various U.S. states. These lease agreements expire in various years. As of December 31, 2014, lease expiration dates ranged from 2015 to 2024. As of December 31, 2013, lease expirations ranged from 2014 to 2024. The rental expense by the Partnership for the years ended December 31, 2014 and December 31, 2013 was approximately $3.6 million and $2.8 million, respectively.

Future minimum lease payments as of December 31, 2014 are as follows:

Operating Leases
(In thousands)
Period
2015	$3,103
2016	3,359
2017	3,441
2018	3,343
2019	3,388
Thereafter	8,263
Total Minimum Lease Payments	$24,897

Investment Commitments

As of December 31, 2014, the Partnership had aggregate unfunded commitments of approximately $44.7 million and $1.4 million to non-consolidated KACALP Funds and Consolidated Funds, respectively. As of December 31, 2013, the Partnership had aggregate unfunded commitments of approximately $36.3 million and $20.9 million to non-consolidated KACALP Funds and Consolidated Funds, respectively.

Contingencies

Litigation

From time to time, the Partnership may become involved in various claims and legal actions arising in the ordinary course of business. In August 2014, a publication company filed a complaint in the U.S. District Court against KACALP and a subsidiary for copyright infringement. The Partnership believes it to be probable that the outcome of the case will be unfavorable. As such, the Partnership has accrued an expected settlement amount of approximately $0.4 million in accounts payable and accrued expenses within the Consolidated Statements of Financial Condition as of December 31, 2014. Management is not aware of any other contingencies that would require accrual or disclosure in the financial statements at December 31, 2014. Further, management is not aware of any contingencies that would require accrual or disclosure in the financial statements at December 31, 2013.

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Notes to Consolidated Financial Statements (Continued)

9. COMMITMENTS AND CONTINGENCIES (Continued)

Indemnification Arrangements

In the normal course of business, the Partnership enters into contracts and arrangements that contain a variety of representations and warranties and which provide general indemnifications. The Partnership’s maximum exposure under these arrangements is unknown, as this would involve future claims against the Partnership that have not yet occurred. The Partnership expects the risk of any future obligations under these indemnifications to be remote.

Claw-back

If the KACALP Funds were liquidated at their then current fair values as of December 31, 2014, the amount of the claw-back would be approximately $12.9 million, net of tax, related to the Kayne Anderson Mezzanine Partners Funds. For the year ended December 31, 2014, the Partnership accrued the potential claw-back amount as a reduction of performance allocation revenue and the claw-back amount is reported in performance allocation payable on the Consolidated Statements of Financial Condition. As of December 31, 2013, no amounts were accrued for potential claw-back if all funds were liquidated at their then current fair values.

If, as of December 31, 2014 and December 31, 2013, all of the investments held by KACALP Funds were deemed worthless, the amount of realized and distributed performance allocation subject to potential claw-back would be approximately $22.8 million and $18.9 million, respectively, on an after-tax basis where applicable. The December 31, 2014 potential claw back amount includes approximately $12.9 million related to the accrual for Kayne Anderson Mezzanine Partners Funds as described above. The amount of realized and unrealized performance allocation subject to reversal would be approximately $231.4 million and $239.9 million, respectively, on an after-tax basis where applicable.

Under separate agreements with certain key employees of the Partnership, the realized performance allocations are shared between the Partnership and the key employees. The related performance allocation expense, including adjustments for claw-backs, is recognized as compensation expense in conjunction with the recognition of the related performance allocation revenue and until paid, is recognized as a component of compensation payable. Such compensation expense is subject to both positive and negative adjustments. Accordingly, upon any reversal of performance allocation revenue, including claw-back amounts, the related compensation expense is also reversed. As a result, the net exposure to the Partnership may be less than the total claw-back amount.

Risk and Uncertainties

The Partnership and KACALP Funds seek investment opportunities that offer the possibility of attaining substantial capital appreciation. Certain events particular to each industry in which the underlying investees conduct their operations, as well as general economic conditions, may have a significant negative impact on the Partnership’s investments and profitability. Such events are beyond the Partnership’s control, and the likelihood that they may occur and the effect on the Partnership cannot be predicted.

Furthermore, certain investments of the Partnership and KACALP Funds are made in private companies and there are generally no public markets for the underlying securities at the current time. The ability of the Partnership and KACALP Funds to liquidate their publicly-traded investments is

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

9. COMMITMENTS AND CONTINGENCIES (Continued)

often subject to limitations, including discounts that may be required to be taken on quoted prices due to the number of shares being sold. The ability of the Partnership and KACALP Funds to liquidate their investments and realize value is subject to significant limitations and uncertainties, including among others currency fluctuations and natural disasters.

The KACALP Funds invest in securities of non-U.S. issuers and in other financial instruments denominated in various currencies. The KACALP Funds are exposed to risks that the exchange rate of the U.S. dollar relative to other currencies may change in a manner that has an adverse effect on the reported value of the KACALP Funds’ assets and liabilities denominated in currencies other than the U.S. dollar.

Additionally, the Partnership and KACALP Funds encounter credit risk. Credit risk is the risk of default by a counterparty in the Partnership’s investments in debt securities, loans, leases and derivatives that result from a borrower’s, lessee’s or derivative counterparty’s inability or unwillingness to make required or expected payments.

KAFU’s investment in Plains AAP, L.P. is valued at approximately $2,410.9 million and represents approximately 89% of investments, at fair value of the Consolidated Funds as of December 31, 2014. KAFU’s investment in Plains AAP, L.P. is valued at approximately $2,341.5 million and represents approximately 88% of investments, at fair value of the Consolidated Funds as of December 31, 2013. Plains AAP, L.P. is considered significant by the Partnership and is concentrated in the energy sector. The focus of KAFU’s investment within the energy sector may present more risks than if the KAFU’s portfolio were broadly diversified across numerous investments and sectors of the economy. A downturn in the energy sector would have a larger impact on KAFU than on another investment vehicle that does not focus on the energy sector. The performance of securities in the energy sector may lag the performance of other industries or the broader market as a whole.

10. RELATED PARTY TRANSACTIONS

The Partnership earns principally all of its management fees and performance allocation revenue from the KACALP Funds, which are considered related parties as the Partnership manages the operations of, and makes investment decisions for these funds. Management fees and performance allocations are calculated under agreements between the Partnership and each of the KACALP Funds. The Partnership considers its principals, executives, employees and all KACALP Funds to be affiliates and related parties.

The Partnership provides management services to the KACALP Funds (of which the Partnership is either the general partner or the managing partner) and, prior to eliminations, received management fees of approximately $298.3 million and earned performance allocations of approximately $17.3 million for the year ended December 31, 2014. During the year ended December 31, 2013, prior to eliminations, the Partnership received management fees of approximately $242.2 million and earned performance allocations of approximately $298.9 million. Approximately $141.1 million and $113.0 million of management fees earned for the years ended December 31, 2014 and December 31, 2013, respectively, was recognized from fees charged to the following publicly traded KACALP Funds: Kayne Anderson MLP Investment Co., Kayne Anderson Energy Total Return Fund Inc., Kayne Anderson Energy Development Co., and Kayne Anderson Midstream/Energy Fund, Inc.

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Notes to Consolidated Financial Statements (Continued)

10. RELATED PARTY TRANSACTIONS (Continued)

From time to time, the Partnership may waive management fees of certain limited partners. The amount waived for such limited partners cannot be recouped by the Partnership.

The Partnership provides accounting services to the KACALP Funds (for which the Partnership is either the general partner or managing member) and received accounting fees of approximately $0.5 million and $0.4 million for the years ended December 31, 2014 and December 31, 2013, respectively. Also, the Partnership was reimbursed by the KACALP Funds for legal, project management and administrative services provided of approximately $2.6 million and $1.7 million for the years ended December 31, 2014 and December 31, 2013, respectively.

As of December 31, 2014 and December 31, 2013, included in other assets in the Consolidated Statements of Financial Condition are loans and advances made to employees and partners of approximately $19.4 million and $12.7 million, respectively.

As of December 31, 2014 and December 31, 2013, included within investments in securities at fair value are investments in affiliated exchange traded funds and master limited partnerships with a cost of approximately $0.3 million and $0.6 million and a fair value of approximately $0.4 million and $0.7 million, respectively.

In the normal course of business, the Partnership incurs various operating, travel, legal, and other research-related expenditures on behalf of the KACALP Funds. The allocation of these expenses to the appropriate KACALP Funds, including occasional reimbursements arising from payment adjustments, results in the establishment of receivables and payables with these related entities. As of December 31, 2014 and December 31, 2013, these amounts are included in the respective due to related parties and due from related parties line items within the Consolidated Statements of Financial Condition.

As of December 31, 2014 and December 31, 2013, the Partnership owned two corporate aircrafts for the exclusive use of the Partnership and its owners. Additionally, as of December 31, 2013, the Partnership owned fractional shares of one corporate aircraft and during 2014 purchased fractional shares of another corporate aircraft. Both aircraft for which the Partnership owned fractional shares are from time to time used for personal use. For the years ended December 31, 2014 and December 31, 2013, the Partnership was reimbursed in the amount of approximately $0.8 million and $0.3 million, respectively, for personal use of the airplane based on market rates.

Related Party Transactions of Consolidated Funds

Certain limited partners of the Consolidated Funds are affiliated with the Partnership. The aggregate value of the affiliated limited partners’ share of partners’ capital amounts is approximately $132.7 million and $1,403.1 million as of December 31, 2014 and December 31, 2013, respectively.

On June 1, 2014, Kayne Anderson Non-Traditional Investments, L.P. (“KANTI”) and KANTI (QP), L.P. (“KANTIQP”), two affiliated funds managed by the Partnership, made in-kind capital contributions to the Kayne Event-Driven Fund, L.P. in the form of securities. The market value of the in-kind securities contributed from KANTI and KANTIQP to the Kayne Event-Driven Fund, L.P. was approximately $6.8 million and $23.6 million, respectively.

During 2014, the Partnership purchased approximately $0.5 million of affiliated limited partners’ capital commitments and all related rights and equity interests of certain KACALP Funds at an amount other than the NAV as of the purchase date. Further the Partnership sold approximately $6.7 million of

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Notes to Consolidated Financial Statements (Continued)

10. RELATED PARTY TRANSACTIONS (Continued)

its interest, including capital commitments and all related rights and equity interests, to affiliates at amount other than the NAV as of the sale date. As a result of these transactions, the Partnership recorded a net realized loss of approximately $0.2 million for the year ended December 31, 2014 due to the difference between the transaction price and NAV.

During 2013, the Partnership purchased approximately $0.03 million of affiliated limited partners’ capital commitments and all related rights and equity interests of certain KACALP Funds at an amount other than the NAV as of the purchase date. Further the Partnership sold approximately $20.5 million of its interest, including capital commitments and all related rights and equity interests, to affiliates at amount other than the NAV as of the sale date. As a result of these transactions, the Partnership recorded a net realized loss of approximately $0.01 million for the year ended December 31, 2013 due to the difference between the transaction price and NAV.

At December 31, 2014 and December 31, 2013, KAREP had a due from affiliate balance of approximately $0.7 million and $0.9 million for a loan borrowed by KAREP’s affiliated subsidiary. As discussed in Note 7, this amount is financed by a promissory note entered into between KAREP and Keybank, N.A. This amount is included as loan payable within the Consolidated Statements of Financial Condition. See Note 7 for further information regarding the loan.

11. COMPENSATION AND BENEFITS

Partnership Units at KACALP

KACALP issues units to key members of the Partnership as a way to retain and enhance the value of the Partnership. As of December 31, 2014, KACALP has Class A, B, C, D, and E units issued and outstanding, where the Class E units represent the residual interests in the Partnership. Classes A, B and C that were granted to employees were fully vested prior to January 1, 2013. The issuance of KACALP equity units and determination of whether or not employees will receive permanent equity interests for prospective classes of KACALP units is at the discretion of the general partner of KACALP.

KACALP grants equity-based compensation in the form of limited partnership units. KACALP granted equity-based compensation for the year ended December 31, 2014 in the form of Class D units. Prior to January 1, 2014, Class D units represented the residual profit sharing interests in the Partnership and were not considered to be a substantive class of equity and as such, any compensation paid to employees was considered to be profit sharing arrangements. For the year ended December 31, 2013, amounts due to employees were accrued for as employee compensation expense. Compensation expense related to Class D units was approximately $22.8 million.

In 2014, KACALP modified all of the outstanding Class D units pursuant to the KACALP Seventh Amended and Restated Limited Partnership Agreement, effectively creating a substantive class of equity under U.S. GAAP where the Class D unit holders are entitled to a preferred return, compounded annually, and a stated liquidation preference. Distributions of the preferred return to Class D holders following the modification continue to be subordinate to Class A, B, and C preferred returns, as is their liquidation preference. Following the modification, employees holding the Class D units are entitled to the rights of a unit holder in perpetuity and will continue to retain such units and rights to future cash flows upon any termination events.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

11. COMPENSATION AND BENEFITS (Continued)

Following the modification, KACALP has 1,000 Class D units issued and outstanding, 250 of which were granted to key employees, the remaining 750 units were retained by KACALP majority holders. KACALP recognized total compensation expense for the Class D units in of approximately $47.9 million. The Class D units granted were fully vested on the grant date and did not require any future service or performance requirements. The grant date fair value of the Class D units are calculated based on the net present value of contractual cash flows, adjusted for lack of marketability and liquidity restrictions. All key assumptions used to determine the contractual cash flows, discount rate, and adjustment for marketability and liquidation restrictions are subject to significant judgment. Contractual cash flows are based on the Class D preferred returns and the Class D liquidation preference, taking into considerations exit probabilities over the next ten years, discounted at 10%. The Partnership then applied a discount rate of 15% to the net present value of those cash flows for lack of marketability and liquidity restrictions.

Effective January 1, 2014, KACALP issued new Class E partnership units to senior management and certain employees. As of December 31, 2014, there were 1,000 Class E units issued and outstanding. Class E units are not considered to be a substantive class of equity and as such, are considered profit sharing arrangements under U.S. GAAP. The related cash payments to employees are accrued for as employee compensation expense in the performance year. Allocations from the Class E pool may change from year to year at the discretion of the general partner. For the year ended December 31, 2014, compensation expense related to Class E units was approximately $2.2 million. Class E units allocated to employees will continue to be classified as profit sharing arrangements until the next class of units are issued at the sole discretion of the general partner.

Equity Interests at KA Fund Advisors, LLC

KACALP issues equity interests to key members of its subsidiary management companies as a way to retain employees and enhance the value of the Partnership. In 2014, KACALP amended the KA Fund Advisors, LLC (“KAFA”), a subsidiary of KACALP in which KACALP holds a controlling interest, operating agreement and created Class A, B, and C equity interests in KAFA. The KAFA Amended and Restated Agreement was signed on September 10, 2014 and was retrospectively applied to January 1, 2014. Prior to such amendment, KACALP owned 100% of the membership interests in KAFA and any allocations made to employees are considered to be profit sharing arrangements under U.S. GAAP. In accordance with the KAFA Amended and Restated Agreement, KACALP granted Class B and C interests to key employees of KAFA, where Class C represents the residual interests in KAFA on September 10, 2014.

KACALP issued and retained 1,000 units of Class A interests and granted 1,000 units of Class B interests to the key employees. KACALP issued 1,000 units of Class C interests, of which 560.9 units were retained by KACALP and 439.1 units were granted to the key employees. Out of the 439.1 units of Class C interests granted to employees, 421.7 units were considered to be substantive equity and 17.4 units were considered to be profit sharing arrangements under U.S. GAAP as the employees holding the 17.4 units will not be able to retain such units upon any termination events.

Class B interests granted did not have any vesting provisions and as such, Class B interests were immediately vested on the grant date. The fair value of such awards have been determined on the grant date and expensed. The aggregate grant date fair value of the 1,000 units of Class B interests granted to employees was approximately $337.7 million. Employees with Class B vested interests are

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

11. COMPENSATION AND BENEFITS (Continued)

entitled to the rights of a member of KAFA in perpetuity, including participation in future cash flows unless such employee is terminated for cause.

Class C interests granted have vesting provisions based on tenure at the Partnership and as such, a portion of the Class C interests did not require future service or performance requirement. The portion that did not require future service or performance requirement was immediately vested on the grant date. The fair value of such awards have been determined on the grant date and expensed. Class C interests that were not fully vested upon grant date are being amortized over the respective vesting periods. The aggregate grant date fair value of the 421.7 equity units of Class C interests granted to employees were approximately $149.5 million. Employees with Class C vested interests are entitled to the rights of a member of KAFA in perpetuity, including participation in future cash flows unless such employee is terminated for cause.

The grant date fair value of the Class B and C interests are calculated based on the net present value of contractual cash flows, adjusted for lack of marketability and liquidity restrictions. All key assumptions are subject to significant judgment. The determination of contractual cash flows takes into consideration preferred returns for each specific class of shares, revenue growth rates, and enterprise multiples. Discount rates are then applied to the contractual cash flows to account for the volatility of KAFA’s earnings attributable to the class. A further discount is then applied to the net present value of the cash flows to reflect the lack of marketability and liquidity restrictions.

Discount rates are applied to the contractual cash flows to reflect the volatility of the KAFA’s earnings. Significant inputs for each of the classes are as follows:

Significant Inputs	Class B	Class C
Contractual cash flows	7% preferred return	Residual
Discount Rate of cash flows	10%	15%
Marketability and liquidity discount	15%	25%
Growth Rate of earnings	5%	5%
Terminal value EBITDA multiples	8 - 10x	8 - 10x

For the year-ended December 31, 2014, the Partnership recognized total compensation expense for the KAFA Class B and C interests of approximately $337.7 and $127.4 million, respectively, based on the grant date fair value and fully vested interests. Class B interests were fully vested as of the grant date. The approximate number of units and the corresponding fair value of the vested and unvested Class C interests are as follows:

	Class C
	(In millions)
	No. of units	Amount
Granted during the year	421.7 units	$149.5
Vested upon grant date	349.8 units	124.0
Vested during the year	9.6 units	3.4
Balance at December 31, 2014	62.4 units	22.1

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

11. COMPENSATION AND BENEFITS (Continued)

The approximate remaining unamortized compensation amounts to be vested for Class C interests, all of which are expected to vest by 2018, are as follows:

	Class C
	(In millions)
	No. of units	Amount
Expected to vest in 2015	38.2 units	$13.5
Expected to vest in 2016	22.6 units	8.0
Expected to vest thereafter	1.6 units	0.6

KACALP did not estimate any forfeitures as the equity-based compensation awards are granted to key members of KAFA with employment tenures of approximately ten years or greater. Additionally, Class B and C members are subject to consulting and customary non-compete clauses that are outlined within the KAFA operating agreement. Any violations of the clauses pursuant the agreement will result in forfeiture of a portion or all of the vested interests.

Class C interests also include a profit sharing component that entitles certain members of KAFA to annual cash flow based on KAFA’s earnings during their employment with KACALP. Compensation expense for the profit sharing arrangements is recognized in the period to which the earnings relate. For the year ended December 31, 2014, compensation expense relating to the profit sharing portion of Class C interests was approximately $2.1 million.

Prior to the grant of Class B and C interests in KAFA, KACALP had outstanding obligations to key members of KAFA, providing them with post-termination cash flows from fees earned by KACALP in its capacity as investment advisor to certain funds managed by KAFA. The post-employment benefits were fully vested prior to December 31, 2012, allowing the employees to participate in fees earned by KACALP until KACALP is replaced as the investment advisor of such Funds. As of December 31, 2013 and December 31, 2012, the Partnership recorded a liability of approximately $83.9 million and $67.7 million respectively, included in compensation payable in the Consolidated Statements of Financial Condition. For the year ended December 31, 2013, the Partnership recorded compensation expense of $16.2 million for the changes in the fair value of the post-termination cash flow. The Partnership uses a similar valuation approach to the one described above for the Class B and C interests using a discount rate of 7%.

In connection with the KAFA grant, employees holding the post-employment benefits were required to relinquish their rights in order to receive Class B and C equity interests in KAFA during the year. As such, the compensation payable as of December 31, 2013 was reversed and recorded as a reduction in equity-based compensation expense within the Consolidated Statements of Operations as of December 31, 2014.

Management Fees

Under separate arrangements, management fees in excess of the operating expenses of the respective management companies are allocated between KACALP and the managing partners. The amounts allocated to the managing partners are accounted for as profit sharing arrangements and included within compensation expenses in the performance year. For the years ended December 31, 2014 and December 31, 2013, expenses related to management fees are approximately $29.4 million and $64.4 million, respectively.

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

11. COMPENSATION AND BENEFITS (Continued)

Performance Allocations

Performance allocations that are due to employees, senior professionals, and operating executives are recorded in a manner consistent with how performance allocations are recognized. These amounts are accounted for as compensation expense in conjunction with the related performance allocation revenue and, until paid, are recognized as a component of accrued compensation payable. Compensation relating to performance allocations is paid when the related performance allocations are realized, and not when such performance allocations are accrued. Performance allocations to employees, senior professionals and operating executives by the Partnership vary from Fund to Fund. Therefore, for any given period, the ratio of performance allocations compensation to performance allocations revenue may vary based on the Funds generating the performance allocations revenue for that period and their particular allocation percentages. For the years ended December 31, 2014 and December 31, 2013, expenses related to performance allocations were approximately $5.0 million and $119.4 million, respectively.

Grant of KAFU Holdings, LP interests

For the year ended December 31, 2014, KACALP granted partnership interests in KAFU Holdings, LP (“KAFU”) to KACALP Class D owners in proportion to their Class D units as a way to facilitate the payment of previously earned carried interest from an affiliated Fund. The grant was in the form of an in-kind distribution of existing KACALP ownership interests in KAFU. KACALP recognized total compensation expense for the KAFU limited partnership units granted to employees of $25.9 million and the amount is included in compensation and benefits within the Consolidated Statements of Financial Conditions. The grant date fair value of the KAFU units was obtained from the net asset value of the fund on the grant date. The KAFU units granted were fully vested on the grant date and did not require any future service or performance requirements.

12. EMPLOYEE BENEFIT PLAN

The Partnership maintains an employee retirement plan under which employees may defer a portion of their annual compensation, pursuant to Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the Kayne Anderson Capital Advisors 401(K) Plan (the “Plan”) at the beginning of any month after 90 days of employment. The Partnership makes contributions in accordance with the plan document. The Partnership incurred approximately $3.2 and $3.0 million of contributions to the plan for the year ended December 31, 2014 and December 31, 2013, respectively.

13. SUBSEQUENT EVENTS

The Partnership has evaluated the possibility of subsequent events existing in the Partnership’s consolidated financial statements through July 23, 2015, the date of issuance. From January 1, 2015 through July 23, 2015, the Partnership paid capital distributions of approximately $82.5 million.

14. SUPPLEMENTAL FINANCIAL INFORMATION

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Partnership’s financial condition at December 31, 2014, and results of operations for the year ended December 31, 2014:

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

14. SUPPLEMENTAL FINANCIAL INFORMATION (Continued)

Consolidated Statement of Financial Condition

	As of December 31, 2014
	(In thousands)
	Partnership	Consolidated Funds	Eliminations	Consolidated
Assets
Cash	$25,266	$—	$—	$25,266
Investments in securities, at fair value	793	—	—	793
Investments in limited partnerships and limited liability companies	150,147	—	(27,949)	122,198
Management and performance allocation receivable	263,200	—	(10,881)	252,319
Due from related parties	15,174	—	(2,483)	12,691
Other assets	28,991	—	(115)	28,876
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization	38,497	—	—	38,497
Assets of Consolidated Funds:
Investments, at fair value	—	2,721,088	—	2,721,088
Cash and cash equivalents	—	24,653	—	24,653
Due from brokers	—	12,772	—	12,772
Derivative assets, at fair value	—	590	—	590
Due from related parties	—	1,239	—	1,239
Dividends and interest receivable	—	281	—	281
Other assets	—	748	—	748
Total assets	$522,068	$2,761,371	$(41,428)	$3,242,011
Liabilities, redeemable non-controlling interests and partners’ capital
Liabilities
Accounts payable, accrued expenses and other liabilities	$55,276	$—	$—	$55,276
Due to related parties	440	—	—	440
Revolving line of credit	89,083	—	—	89,083
Compensation payable	129,669	—	—	129,669
Performance allocation payable	12,872	—	—	12,872
Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	—	604	—	604
Due to brokers	—	2,108	—	2,108
Due to related parties	—	3,564	(3,014)	550
Securities sold short, at fair value	—	12,741	—	12,741
Derivative liabilities, at fair value	—	19	—	19
Loan payable	—	663	—	663
Total liabilities	$287,340	$19,699	$(3,014)	$304,025
Redeemable non-controlling interests in Consolidated Funds	—	33,076	—	33,076
Partners’ capital
Partners’ capital	213,147	38,414	(38,414)	213,147
Non-controlling interests in subsidiaries	21,581	—	—	21,581
Non-controlling interests in Consolidated Funds	—	2,670,182	—	2,670,182
Total partners’ capital	234,728	2,708,596	(38,414)	2,904,910
Total liabilities, redeemable non-controlling interests and partners’ capital	$522,068	$2,761,371	$(41,428)	$3,242,011

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

14. SUPPLEMENTAL FINANCIAL INFORMATION (Continued)

Consolidated Statement of Operations

	For the Year ended December 31, 2014
	(In thousands)
	Partnership	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees	$298,249	$—	$(2,666)	$295,583
Performance allocations	17,314	—	(3,111)	14,203
Total revenues	315,563	—	(5,777)	309,786
Expenses
Compensation and benefits	179,101	—	—	179,101
Equity-based compensation expense	429,152	—	—	429,152
General, administration, and other expenses	32,208	—	—	32,208
Expenses of Consolidated Funds	—	4,678	(2,756)	1,922
Total expenses	640,461	4,678	(2,756)	642,383
Other income (expense)
Interest expense	(1,896)	—	(89)	(1,985)
Other income (expense)	6,881	—	—	6,881
Investment income	30,045	—	(26,798)	3,247
Interest and other income of Consolidated Funds	—	77,082	—	77,082
Net realized gain on investments of Consolidated Funds	—	50,674	—	50,674
Net change in unrealized appreciation on investments of Consolidated Funds	—	111,502	—	111,502
Total other income (expense)	35,030	239,258	(26,887)	247,401
Net income (loss)	$(289,868)	$234,580	$(29,908)	$(85,196)
Allocation of net income (loss)
Redeemable non-controlling interests in Consolidated Funds	—	1,534	(409)	1,125
Net income (loss) attributable to KACALP	(339,350)	—	—	(339,350)
Non-controlling interests in subsidiaries	49,482	—	—	49,482
Non-controlling interests in Consolidated Funds	—	233,046	(29,499)	203,547

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

14. SUPPLEMENTAL FINANCIAL INFORMATION (Continued)

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Partnership’s financial condition at December 31, 2013, and results of operations for the year ended December 31, 2013:

	As of December 31, 2013
	(In thousands)
	Partnership	Consolidated Funds	Eliminations	Consolidated
Assets
Cash	$13,128	$—	$—	$13,128
Investments in securities, at fair value	661	—	—	661
Investments in limited partnerships and limited liability companies	220,029	—	(134,713)	85,316
Management and performance allocation receivable	402,877	—	(7,428)	395,449
Due from related parties	12,183	—	(1,270)	10,913
Other assets	21,047	—	—	21,047
Property, equipment and leasehold improvements, net of accumulated depreciation and amortization	38,220	—	—	38,220
Assets of Consolidated Funds:
Investments, at fair value	—	2,655,182	—	2,655,182
Cash and cash equivalents	—	12,201	—	12,201
Due from brokers	—	8,366	—	8,366
Derivative assets, at fair value	—	116	—	116
Due from related parties	—	1,291	(14)	1,277
Dividends and interest receivable	—	20,763	—	20,763
Other assets	—	684	—	684
Total assets	$708,145	$2,698,603	$(143,425)	$3,263,323
Liabilities, redeemable non-controlling interests and partners’ capital Liabilities
Accounts payable, accrued expenses and other liabilities	$41,799	$—	$—	$41,799
Due to related parties	2,361	—	(14)	2,347
Revolving line of credit	59,135	—	—	59,135
Compensation payable	298,800	—	—	298,800
Performance allocation payable	—	—	—	—
Liabilities of Consolidated Funds:
Accounts payable, accrued expenses and other liabilities	—	1,565	(378)	1,187
Due to brokers	—	1,108	—	1,108
Due to related parties	—	3,174	(891)	2,283
Securities sold short, at fair value	—	8,365	—	8,365
Derivative liabilities, at fair value	—	—	—	—
Loan payable	—	938	—	938
Total liabilities	$402,095	$15,150	$(1,283)	$415,962
Redeemable non-controlling interests in Consolidated Funds	—	619	—	619
Partners’ capital
Partners’ capital	267,606	142,142	(142,142)	267,606
Non-controlling interests in subsidiaries	38,444	—	—	38,444
Non-controlling interests in Consolidated Funds	—	2,540,692	—	2,540,692
Total partners’ capital	306,050	2,682,834	(142,142)	2,846,742
Total liabilities, redeemable non-controlling interests and partners’ capital	$708,145	$2,698,603	$(143,425)	$3,263,323

KAYNE ANDERSON CAPITAL ADVISORS, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

14. SUPPLEMENTAL FINANCIAL INFORMATION (Continued)

Consolidated Statement of Operations

	For the Year ended December 31, 2013
	(In thousands)
	Partnership	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees	$242,186	$—	$(4,214)	$237,972
Performance allocations	298,871	—	(51,788)	247,083
Total revenues	541,057	—	(56,002)	485,055
Expenses
Compensation and benefits	319,734	—	—	319,734
Equity-based compensation expense	—	—	—	—
General, administration, and other expenses	26,811	—	—	26,811
Expenses of Consolidated Funds	—	7,041	(4,325)	2,716
Total expenses	346,545	7,041	(4,325)	349,261
Other income (expense)
Interest expense	(1,899)	—	(111)	(2,010)
Other income (expense)	(511)	—	—	(511)
Investment income	49,813	—	(19,116)	30,697
Interest and other income of Consolidated Funds	—	127,626	—	127,626
Net realized gain on investments of Consolidated Funds	—	363,857	—	363,857
Net change in unrealized appreciation on investments of Consolidated Funds	—	1,254,406	—	1,254,406
Total other income (expense)	47,403	1,745,889	(19,227)	1,774,065
Net income	$241,915	$1,738,848	$(70,904)	$1,909,859
Allocation of net income
Redeemable non-controlling interests in Consolidated Funds	—	397	(378)	19
Net income attributable to KACALP	234,546	—	—	234,546
Non-controlling interests in subsidiaries	7,369	—	—	7,369
Non-controlling interests in Consolidated Funds	—	1,738,451	(70,526)	1,667,925